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EXHIBIT 10.43

COLLABORATIVE RESEARCH, DEVELOPMENT
AND COMMERCIALIZATION AGREEMENT

This Collaborative Research, Development and Commercialization Agreement (“Agreement”) is entered into as of this 19th day of September, 2002 (“Effective Date”), by and between:

on the one hand,

Hoffmann-La Roche Inc., a corporation organized and existing under the laws of the State of New Jersey, with its principal place of business at 340 Kingsland Street, Nutley New Jersey 07110 (“Roche Nutley”), and F.Hoffmann-La Roche Ltd, a Swiss corporation, with its principal office at Grenzacherstrasse 124, CH-4070 Basel, Switzerland (“Roche Basel”; Roche Nutley and Roche Basel are collectively referenced as “Roche”), and on the other hand,

Kosan Biosciences, Inc., a corporation organized and existing under the laws of the State of Delaware, with its principal place of business at 3832 Bay Center Place, Hayward, California 94545 (“Kosan”). Roche and Kosan each may be referred to herein as a “Party,” and collectively as “Parties.”

WHEREAS, Kosan owns or possesses certain patent rights, know-how and regulatory filings with respect to epothilones, including epothilone D, and believes that epothilone D has the potential to become an anti-cancer agent with significant worldwide annual sales;

WHEREAS, Kosan desires to collaborate with a pharmaceutical company with oncology development and commercialization expertise to ensure that epothilone D is diligently developed and commercialized worldwide so as to realize promptly epothilone D’s therapeutic and commercial potential;

WHEREAS, Roche desires to collaborate with Kosan in the development and commercialization of epothilone D and such other epothilones as Roche and Kosan may determine could be beneficial in the treatment of cancer and further desires to make the commitment and investment to develop diligently and commercialize worldwide an anti-cancer drug of such potential;

WHEREAS, Roche desires to obtain an exclusive license under Kosan’s patent rights, know-how and regulatory filings with respect to epothilones, including epothilone

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D, to collaborate with Kosan in the development and commercialization of epothilone drugs for the treatment of cancer; and

WHEREAS, Kosan is willing to grant an exclusive license to Roche under such patent rights and know-how, all as more particularly described in, and subject to the terms and conditions of, this Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties mutually agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings, and singular forms, plural forms and derivative forms (i.e. other parts of speech), shall be interpreted accordingly:

1.1    “Adjusted Gross Sales” means the amount of gross sales of all Licensed Products in the Territory invoiced by the Roche Group to Third Parties less deductions of [*] to the extent included in the amounts invoiced, provided that no income taxes shall be deducted from gross sales of Licensed Product to calculate Adjusted Gross Sales. The computation of Adjusted Gross Sales shall not include amounts received by the Roche Group for the sale of Licensed Product among entities within the Roche Group. If the Roche Group [*] shall be included in Adjusted Gross Sales as computed on a product-by-product basis. Quarterly, Roche will reconcile [*] respectively, and credit or debit Adjusted Gross Sales accordingly.

1.2    “Affiliate” means any corporation or non-corporate business entity which controls, is controlled by, or is under common control with a Party to this Agreement. A corporation or non-corporate business entity shall be regarded as in control of another corporation if it owns or directly or indirectly controls at least fifty percent (50%) of the voting stock of the other corporation (other than Genentech, Inc., which shall neither be a Roche Affiliate nor be entitled to the rights of a Roche Affiliate under this Agreement) or such lesser maximum percentage permitted in those jurisdictions where majority ownership by foreign entities is prohibited, or (a) in the absence of the ownership of at least fifty percent (50%) of the voting stock of a corporation, or (b) in the case of a non-corporate business entity, if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or non-corporate business entity, as applicable, whether through the ownership or control of voting securities, by contract or otherwise.

Roche is presently seeking permission to acquire an interest in Chugai Pharmaceutical Company Ltd. (“Chugai”). Nothing contained in this Agreement is to be construed as binding Chugai to any of the terms and conditions contained in this

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Agreement. However, if Chugai chooses to become a Roche Affiliate for the purposes of this Agreement, then Chugai shall be bound by the terms and conditions of this Agreement and shall have all rights and obligations of an Affiliate of Roche under this Agreement. If Chugai should choose not to become a Roche Affiliate for the purposes of this Agreement, then Chugai shall have none of the rights and obligations of an Affiliate of Roche under this Agreement but shall instead be treated as a Third Party hereunder.

1.3    “Back-Up Compound” means a Compound other than epothilone D that may be suitable for development for use in the Field, until and unless it comes to be included in a Replacement Licensed Product.

1.4    “Back-Up Program” has the meaning given such term in Section 7.4.

1.5    “Closing Date” means the second business day immediately following the earlier of (i) the date on which the waiting period under the Hart Scott Rodino Antitrust Improvements Act expires or terminates early or (ii) all requests to the Parties by the Federal Trade Commission or the Justice Department, as the case may be, with regard to the transaction contemplated by this Agreement have been satisfactorily met and no objection on the part of the Federal Trade Commission or the Justice Department remains.

1.6    “Combination Product” means a product that contains a Licensed Product admixed with at least one (1) additional anti-cancer agent that is not a Licensed Product.

1.7    “Commencement” means, with respect to a clinical trial, the date upon which the first patient receives the first dose of an item that is the subject of such clinical trial.

1.8    “Commercialize” means to make, have made, develop, use, sell, have sold, offer for sale, import and/or export.

1.9    “Compound” means any epothilone, [*] including but not limited to epothilone A, B, C and D, [*] and [*] as an epothilone, [*]

1.10  “Control” means the possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

1.11  “Co-Promote” means to promote jointly Licensed Products through Kosan, Roche and their respective sales forces under a single trademark in a given country. As used in this definition, the term “promote” means the process of directly contacting customers and others who can buy (or influence the buying process and decisions regarding) the Licensed Product.

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1.12    “Development Plan” means the model plan for guiding the collaborative development of Licensed Products as set forth in Appendix B.

1.13    “Dollars” or “$” means US dollars.

1.14    “Estimated Per-Rep Marketing Cost” has the meaning given such phrase in Section 3.1.

1.15    “FDA” means the United States Food and Drug Administration and any successor entity thereto.

1.16    “FD&C Act” means the US Federal Food, Drug and Cosmetic Act, as amended, and any foreign counterpart thereof.

1.17    “Field” means the treatment, palliation, and/or prevention of cancer.

1.18    “First Commercial Sale” means the first sale of a Licensed Product to a Third Party following its approval for marketing by a Regulatory Agency.

1.19    “IND” means an Investigational New Drug Application filed with FDA for a Compound to be developed for use in the Field.

1.20    “Indication” means an indication in the Field that is the subject of an NDA.

1.21    “[*]” means any [*] which [*] at any time during the term of this Agreement [*] whether [*] or as the [*] or a [*] the [*] and [*] relates to the [*] any Licensed Product.

1.22    “Initial Collaboration Period” means the period commencing upon the Effective Date and ending [*].

1.23    “Inventions” means any and all useful ideas, concepts, methods, procedures, processes, improvements, inventions, discoveries, and reductions to practice, whether or not patentable, which arise from or are first made, conceived or first reduced to practice in the course of the joint or separate activities of the Parties conducted pursuant to or in exercise of a right granted under this Agreement.

1.24    “Know-How” means all non-patented data, information, methods, procedures, processes, materials and other know-how. Know-How includes but is not limited to: biological, chemical, biochemical, toxicological, pharmacological, metabolic, formulation, clinical, analytical and stability information and data (other than such information and data which is or becomes the subject of a patent or patent application).

1.25    “Kosan Know-How” means all Know-How which either (i) on the Effective Date is owned or Controlled by Kosan or its Affiliates and in which Kosan or any of its Affiliates has a transferable interest, or (ii) after the Effective Date becomes, to the extent Kosan can grant to Roche a license to use the same without incurring a payment

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obligation to a Third Party that Kosan is not willing to itself bear (or the Parties agree in writing to commercially reasonable financial terms upon which they will include it in Kosan Know-How), owned or Controlled by Kosan or its Affiliates and in which Kosan or its Affiliates has a transferable interest, but only to the extent (in the case of each (i) and (ii)) that such Know-How specifically relates to the manufacture, development, testing or use of a Compound or product containing a Compound in the Field. For clarity, the term Kosan Know-How includes, but shall not be limited to, all standard operating procedures and protocols relating to the research scale, pilot scale and commercial scale synthesis of Compound for use in the Field.

1.26    “Kosan License” has the meaning given such term in Section 5.3(a).

1.27    “Kosan Patent Rights” means all patents and patent applications in the Territory that (a) claim the manufacture, or use or sale in the Field, of a Compound or product containing a Compound and (b) are owned or Controlled by Kosan or any of its Affiliates as of the Effective Date. A complete list of all Kosan Patent Rights as of the Effective Date is attached hereto as Appendix A. Also included within Kosan Patent Rights are, to the extent owned or Controlled by Kosan or its Affiliates: (i) for clarity, all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals, extensions, substitutions, and supplementary protection certificates thereof, and the foreign patents and foreign patent applications corresponding to any of the foregoing; and (ii) all current and future patent applications and patents that claim the manufacture, or use or sale in the Field, of a Compound or product containing a Compound; provided, however, that future patents or patent applications (i.e. those not listed on Exhibit A) not owned by Kosan or its Affiliate but that become Controlled by Kosan or its Affiliate after the Effective Date, shall be included within the Kosan Patent Rights only to the extent that Kosan (and its Affiliates) will not incur additional royalty obligations to a Third Party as a result of such inclusion that Kosan is unwilling to itself bear, or Kosan and Roche have agreed in writing to such inclusion. For clarity, also included within the Kosan Patent Rights are patents and patent applications claiming Kosan Inventions (as defined pursuant to Section 8.4(d)) and patents and patent applications claiming Joint Inventions (as defined pursuant to Section 8.4(c)) to the full extent owned by Kosan, in each case to the full extent described by clause (ii) above in this Section.

1.28    “Kosan Rep Share” has the meaning given in Section 3.1.

1.29    “Licensed Product” means any product containing a Compound, the Commercialization of which would either (a) use Kosan Know-How (including without limitation because the product was researched or developed using Kosan Know-How) or (b) but for this Agreement, infringe a Valid Claim.

1.30    “Major Market” means any of the US, Japan, the United Kingdom, Germany, France, Spain or Italy, unless the Parties reasonably agree that the projected gross sales for a Licensed Product in such country shall not ever exceed [*].

1.31    “Major Milestone Market” means any of [*].

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1.32    “Marketing Costs” means, with respect to a Licensed Product, Roche’s [*] costs to [*] in [*], but [*] costs associated with [*] and [*]. Marketing Costs for a given Licensed Product include, [*] the [*] of [*] related to [*] from [*] and [*] and [*] of such Licensed Product[*] specifically [*] of [*] that [*] without [*] Licensed Product, [*] or [*] for which [*] are [*] under the foregoing [*] above in this definition and [*]

1.33    “NDA” means a New Drug Application filed with the FDA for approval to market and sell a drug.

1.34    “Net Sales” means the amount of Adjusted Gross Sales in the Territory less a lump sum deduction of [*] of Adjusted Gross Sales, such deduction being taken in lieu of those sales-related deductions which are not specifically provided for in the definition of Adjusted Gross Sales (e.g., outward freights, postage charges, transportation insurance, packaging materials for dispatch of goods, custom duties, bad debts, discounts granted later than at the time of invoicing, cash discounts and other direct sales expenses).

1.35    “Phase I” means, with respect to the United States, the first phase of human clinical trials using a limited number of human subjects to gain evidence of the safety and tolerability of a Licensed Product or a Compound for development as a Licensed Product in the Field and information regarding pharmacokinetics and potentially pharmacological activity for such Licensed Product or Compound, which human clinical trials are completed prior to the initiation of Phase II, as described in 21 C.F.R. § 312.21(a), as may be amended, or, with respect to any other country or jurisdiction, the equivalent of such a clinical trial in such other country or jurisdiction.

1.36    “Phase II” means, with respect to the United States, the second phase of human clinical trials of a Licensed Product or a Compound for development as a Licensed Product in the Field in human subjects to gain evidence of the efficacy in one or more indications and expanded evidence of the safety of such Licensed Product or Compound, as well as an indication of the dosage regimen required, as described in 21 C.F.R.§ 312.21(b), as may be amended, or, with respect to any other country or jurisdiction, the equivalent of such a clinical trial in such other country or jurisdiction.

1.37    “Phase III” means, with respect to the United States, the third phase of human clinical trials of a Licensed Product or a Compound for development as a Licensed Product in the Field which are large-scale trials to gain evidence of the efficacy and safety in a number of human subjects sufficient to support registration for such Licensed Product or Compound with the FDA, as described in 21 C.F.R. § 312.21(c), as may be amended, or, with respect to any other country or jurisdiction, the equivalent of such a clinical trial in such other country or jurisdiction.

1.38    “Phase IV” means, with respect to the United States, that phase of human clinical trials that consists of product-support clinical trials (i.e., clinical trials that are not required for receipt of Registration but that may be useful in providing additional drug profile data or to support label expansion for a Registered Licensed Product), or, with

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respect to any other country or jurisdiction, the equivalent of such a clinical trial in such other country or jurisdiction.

1.39    “Registration” in relation to any Licensed Product means such approvals by government authorities in a country or community or association of countries included in the Territory (including, where applicable, price approvals) that are required to be obtained prior to marketing or selling such Licensed Product for use in the Field.

1.40    “Regulatory Agency” means, with respect to any particular country, the governmental authority, body, commission, agency or other instrumentality of such country (or the EMEA with respect to the EU), with the primary responsibility for the evaluation or approval of pharmaceutical products before a Licensed Product can be tested, marketed, promoted, distributed or sold in such country, including such governmental bodies that have jurisdiction over the pricing of such pharmaceutical product. The term “Regulatory Agency” includes the FDA.

1.41    “Regulatory Filing” means any filing with a Regulatory Agency relating to or to permit or request, as applicable, the clinical evaluation or Registration of a pharmaceutical product. Regulatory Filings include without limitation INDs and NDAs.

1.42    “Replacement Licensed Product” means a Licensed Product that replaces another Licensed Product in development.

1.43    “[*]” means (i) any [*] or [*] on which [*] of [*] or [*] of [*] is a [*] that [*] at any time [*] to the extent [*] or [*] to [*] in the [*] and relating to any Licensed Product, and (ii) [*] For clarity, [*] specifically exclude [*] by [*] to the [*]

1.44    “Roche Group” means Roche, its Affiliates and sublicensees under this Agreement.

1.45    “Sales Representative” means an employee or agent of either Party or of an Affiliate: (i) who is responsible for meeting with customers and others who can buy (or influence the buying process and decision regarding) the applicable Co-Promoted Licensed Product in the US; and (ii) whose success at such activities is a significant factor in the ongoing employment of the individual, and shall exclude an employee of either Party or an Affiliate solely engaged in telemarketing, professional education or other indirect activities in support of direct selling.

1.46    “Steering Committee” has the meaning given such term in Section 7.2(a).

1.47    “Strategic Plan” has the meaning given such term in Section 3.3.

1.48    “Taxane” means any taxane compound including but not limited to paclitaxel, docetaxel, Taxol®, Taxotere®, a derivative or analog of any of the foregoing, and any compound identified in scientific journals or patent publications as a taxane, taxane analog, or taxane derivative.

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1.49    “[*]” means the use of a Licensed Product or a Compound in development as a Licensed Product in a cancer patient who [*] and either [*] or [*] but [*] to [*]

1.50    “[*]” means the use of a Licensed Product or a Compound in development as a Licensed Product in a cancer patient who [*] with a [*] where [*] are [*] in the [*] for [*] e.g. (but without limitation) [*]

1.51    “[*]” means the use of Licensed Product or a Compound in development as a Licensed Product in a cancer patient [*] or [*] with [*] where [*] as [*] of [*]

1.52    “Territory” means the entire world, subject to Section 13.8(a).

1.53    “Third Party” means any party other than Kosan, Kosan’s Affiliates, Roche, or Roche’s Affiliates.

1.54    “US” means the United States of America, its territories and possessions.

1.55    “Valid Claim” means a claim contained in (i) an issued and unexpired patent included within the Kosan Patent Rights or Roche Collaboration Patents which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through abandonment, reissue, disclaimer or otherwise or (ii) a patent application which is included within the Kosan Patent Rights [*]. If a claim of a patent application that ceased to be a Valid Claim under item (ii) because of the passage of time later issues as a part of a patent within item (i), then it shall again be considered to be a Valid Claim effective as of the earlier of the grant, allowance, or issuance of such patent. In the case of pending Valid Claims, whether such a Valid Claim is infringed shall be determined, for purposes of interpreting this Agreement, as if such Valid Claim were issued.

ARTICLE 2

GRANT OF LICENSE

2.1    Grant.  Subject to the terms and conditions of this Agreement, Kosan hereby grants to Roche and its Affiliates, and Roche hereby accepts on its and their behalf, a sole and exclusive license, with a right to sublicense as provided in Section 2.2, under the Kosan Patent Rights and Kosan Know-How to (a) develop, use, sell, offer for sale, import and/or export Compounds and Licensed Products in the Territory and in the Field, and (b) make and have made Compounds and Licensed Products in the Territory for such development, use, sale, offering for sale, importation and/or exportation. Notwithstanding anything to the contrary in this Section 2.1, Kosan shall retain: (i) the right to perform research to identify and test Compounds which may be used by Roche in the Field and to co-develop with the Roche Group Compounds and Licensed Products as provided for in this Agreement; (ii) the right to Co-Promote with

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the Roche Group Licensed Products in the US as provided for in this Agreement; and (iii) all rights under the Kosan Patent Rights and Kosan Know-How for use outside the Field and/or products that are not Licensed Products. Roche’s rights to import and export in the Territory shall not include the rights to import and export across any boundary between the Territory and an area that is not part of the Territory.

2.2    Right to Sublicense.  Roche shall have the right to sublicense the rights granted under Section 2.1 to Third Parties. If Roche grants a sublicense, all terms and conditions of this Agreement shall apply to the sublicensee to the same extent as they apply to Roche for all purposes of this Agreement. Roche assumes full responsibility for the performance of all obligations so imposed on such sublicensee and will itself pay and account to Kosan for all royalties due under this Agreement by reason of the operations of any such sublicensee.

2.3    Covenant Not To Sue.  Subject to the terms and conditions of this Agreement, Kosan hereby covenants and agrees, for the term of this Agreement and in the Territory, not to assert or permit or cause to be asserted against the Roche Group or any purchaser of a Licensed Product from the Roche Group for use in the Field, any claim for infringement [*]making, having made, developing or using Compounds for the Field or the Commercializing of Licensed Product in the Field. A complete list of such patents as of the Effective Date is set forth an Exhibit A, and shall be updated annually by Kosan.

2.4    Covenant Regarding License Scope.  Roche hereby covenants and agrees that it and its Affiliates shall not, during the term of this Agreement, knowingly practice any Kosan Patent Rights or Kosan Know-How outside the scope of the license granted by Kosan in Section 2.1.

2.5    [*] to Kosan.

         (a)    Subject to the terms and conditions of this Agreement, Roche hereby grants to Kosan and its Affiliates a [*] specifically relevant to Compounds or Licensed Products [*] or [*] to [*] the [*] to make, have made, develop or use Compounds outside the Field and to Commercialize products containing such Compounds for use outside the Field. [*] shall be [*] consent, provided that each such [*] in [*] the [*] of a [*] the [*]

         (b)    [*] during the term of this Agreement [*] a [*] and [*] (including both [*] to [*] outside the Field. No such [*] shall apply to [*] which, [*] without [*] a written agreement [*] and [*]

2.6    Covenant Regarding License Scope.  Kosan hereby covenants and agrees that it and its Affiliates shall not, [*]

2.7    Exclusivity.

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         (a)    [*] shall not [*] with [*] or [*] any [*] a [*] or [*] and/or [*] for use in the Field [*] to be [*] Licensed Product under this Agreement. If [*] or [*] and prior to the [*] or [*] each such [*] include without limitation [*] of [*] of [*] Compound for use in the Field [*] Licensed Product under this Agreement [*] then [*] the right[*] written notice [*] this Agreement, [*] written notice; provided, however, that if [*] of [*] a [*] being [*] to [*] to [*] the [*] (or is [*] pursuant to this Agreement or the [*] or [*] notifies [*] of its [*] the [*] and subsequently [*] promptly [*] in accordance with [*]or [*] then [*] have the right [*] as a result [*] The effect of [*] pursuant to this Section 2.7(a) shall be [*] this Agreement [*]

         (b)    [*] shall have the right to take any of the actions that [*]provided, however, that the [*] that [*] (including without limitation [*] to [*] of Licensed Products hereunder [*] the [*] of [*] that [*] (including without limitation [*] would otherwise [*] to such [*] and [*] the [*] of [*] that [*] to the [*] that [*] or [*] than in [*] of the [*] hereunder.

         (c)    [*] If, at any time [*] as a result of [*] such [*] include without limitation [*] of [*] or such [*] that has [*] a [*] or a [*] a [*] will [*] relating to [*] in the course of [*] then [*] promptly notify [*] and [*] the right to [*] subject to [*] of [*] and [*] relating to [*] or in the [*] under this Agreement [*]. If [*] (no later than [*] notice to [*] that [*] elects to [*] the [*] then the Parties shall [*] for a [*] of [*] shall [*] the [*] to [*] If the Parties are unable to reach agreement as to [*] during such [*], then they shall refer the matter of [*] to an industry expert proceeding pursuant to Section 2.7(d).

         (d)    Industry Expert Proceeding.  Promptly after the end of such [*] period, each Party shall propose one (1) person (i) who has at least ten (10) years of significant management-level experience in the biopharmaceutical industry, (ii) who is not directly or indirectly affiliated with either Party or its Affiliates, or sublicensees hereunder, and (iii) who does not have a direct or indirect interest of any kind in [*](a “Qualified Individual”). If the Parties agree within ten (10) business days that one of the Qualified Individuals they have proposed shall [*] then such person shall be the “Industry Expert”. Otherwise, such two (2) people shall together select a third Qualified Individual, and all three (3) shall be the “Industry Experts.” The Industry Expert(s) shall be provided with [*] and [*] each Party [*] and shall entertain written and oral proposals and rationales from each Party, consider all relevant facts and circumstances and [*] that [*] for [*] and [*] for the [*] The Industry Expert(s) shall set forth in writing the basis for its or their decision. Such decision shall [*] and shall [*] the [*] Neither Party shall engage in ex parte communications with the Industry Expert(s). The Parties shall exert reasonable efforts to obtain the decision of the Industry Expert(s) within thirty (30) days after its or their selection. Within five (5) days after the Industry Expert(s) render(s) such decision [*] in writing [*] to [*] the [*] on the [*] the Industry Expert(s), and if [*] shall promptly [*] the [*] to [*] pursuant to [*]

2.8    [*] and [*] of [*]

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        (a)    To the extent [*] and [*] in writing [*] the following [*] product [*] followed by [*] Roche shall also [*] in [*] and [*] for Licensed Products in the Major Milestone Markets, to the extent permitted by law. [*] the Roche Group [*] Kosan’s [*] and [*] and to [*] during the Term and [*] and [*] the [*] as required [*] and in accordance with Section 2.8(b).

        (b)    To ensure the [*] Roche shall [*] with [*] of any [*] prior to [*] Kosan may [*] to any such [*] to the extent [*] to the [*] within ten (10) days after [*] of [*] Roche shall [*] the [*] in accordance with [*] In [*] Roche Group [*] in which the [*] Roche Group shall [*] in [*] the [*] and the [*] are [*] in the [*]

ARTICLE 3

CO-PROMOTION

3.1    Kosan Election to Co-Promote.  Kosan shall have the right at Kosan’s sole election to Co-Promote with the Roche Group each Licensed Product in the US for a period of [*] of such Licensed Product, at a level of Sales Representative effort of up to [*] of the total Sales Representative effort for such Licensed Product. No later than [*] for each Licensed Product, Roche shall provide Kosan with the first Strategic Plan for such Licensed Product, as well a written statement of Roche’s good-faith projection of the annual Marketing Costs for such Licensed Product during the first year after its First Commercial Sale, averaged over such time period and stated on a per-Sales Representative basis, based upon Roche’s marketing plans at the time (such number stated by Roche, the “Estimated Per-Rep Marketing Cost” for such Licensed Product). Roche shall annually thereafter update and give Kosan written notice of the updated Estimated Per-Rep Marketing Cost for the following year as provided in Section 3.6. Within [*]Kosan shall notify Roche in writing whether it elects to Co-Promote such Licensed Product in the US [*] to [*] such percentage of overall effort [*] the “Kosan Rep Share” for such Licensed Product).

3.2    Marketing Committee.  Within thirty (30) days after Kosan’s notice to Roche that it wishes to Co-Promote a Licensed Product in the US, the Parties shall form a marketing committee (“Marketing Committee”) to govern the Co-Promotion activities of the Parties with respect to such Licensed Product. The purposes of the Marketing Committee shall be (i) to determine the overall strategy for the Co-Promotion; (ii) to coordinate the Parties’ activities under the Strategic Plan; and (iii) to approve plans and budgets of the Co-Promotion, all based on the principles of good pharmaceutical practices and the maximization of long-term profits derived for the sale of Co-Promoted Licensed Products in the US. The Marketing Committee shall be comprised of an equal number of voting representatives of each of Roche and Kosan. A Roche member shall act as the chair of the Marketing Committee. The Marketing Committee shall operate by consensus with representatives of Roche having one (1) collective vote and representatives of Kosan having one (1) collective vote. If a dispute arises regarding matters within the scope of responsibilities of the Marketing Committee, and the

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Marketing Committee fails to reach a consensus on its resolution within twenty (20) days after the dispute was presented to the Marketing Committee (or such shorter period of time as is reasonable under exigent circumstances), then [*] the dispute, provided that in no event [*] from [*] of the [*] that [*] Co-Promote in the US.

3.3    Strategic Plan.  Roche shall submit a multi-year strategic plan (“Strategic Plan”) to the Marketing Committee for commercializing each Licensed Product Co-Promoted in the US no later than [*] for such Licensed Product. Each Strategic Plan shall include a [*] the areas of marketing and sales, including without limitation [*] to the number of Sales Representatives to be used in each year and [*] but shall be amendable at Roche’s discretion. Kosan shall have the right to [*] Strategic Plan, and [*] to such [*] The first Strategic Plan for each Licensed Product shall set forth Roche’s good-faith estimate of the number of Sales Representatives that will be used to promote such Licensed Product in [*]. Roche shall update each Strategic Plan annually, in writing to the Marketing Committee, no later than [*] each year. The Marketing Committee shall discuss each update to a Strategic Plan. Kosan may, by [*] written notice to Roche, terminate Kosan’s Co-Promotion of any Licensed Product, or reduce the Kosan Rep Share with respect to such Licensed Product. Once Kosan has terminated its Co-Promotion with respect to a Licensed Product, [*] Co-Promotion of that Licensed Product.

3.4    Lead Marketing Party.  Roche shall be the Party responsible for all day-to-day decisions regarding Commercialization of a Co-Promoted Licensed Product. Roche shall assign to Kosan a reasonable share, consistent with Kosan’s share of the total sales effort, of responsibility in the US for [*]. Each Strategic Plan must be consistent with the foregoing sentence.

3.5    Sales Force; Training; Fees.

(a)    Kosan shall provide the applicable Kosan Rep Share of Sales Representatives during each year of the Co-Promotion period for each Licensed Product. Each Kosan Rep Share is adjustable as set forth in Section 3.3. In addition, if Roche elects to increase the number of Sales Representatives that shall promote a Licensed Product in any calendar year beyond the number set forth in the initial written plan for such Licensed Product provided by Roche pursuant to Section 3.1, then Roche shall provide Kosan with [*]written notice of such increase and Kosan may (i) reduce the Kosan Rep Share for that Licensed Product so not to exceed the number of Sales Representatives that Kosan had previously allocated to the Co-Promotion, (ii) elect to maintain its provision of the Kosan Rep Share of the increased number of Sales Representatives, or (iii) reduce the Kosan Rep Share by a lesser percentage than in (i), [*] written notice.

(b)    Kosan’s Sales Representatives shall be Kosan employees or agents. As between Kosan and the Roche Group, Kosan alone shall be fully responsible for the hiring, compensation and benefits, management and evaluation of

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such individuals, as well as for all actions and inactions of such employees or agents. Kosan’s use of non-employee agents shall be limited[*] by Roche. For example, if [*] Sales Representatives from a contract sales organization[*] of [*] contract sales organization. For such limitation on non-employee agents to apply, Roche must notify Kosan [*] of the time the limitation on Kosan’s use of non-employee Sales Representatives would apply.

(c)    At Kosan’s cost, Kosan shall provide general sales training for the Kosan Sales Representatives who will be Co-Promoting any Co-Promoted Licensed Product. All of Kosan’s Sales Representatives shall be fully qualified and trained in accordance with then-current industry standards.

(d)    At Roche’s cost, Roche shall provide general sales training for the Roche Sales Representatives who will be Co-Promoting any Co-Promoted Licensed Product. Roche shall also provide, [*] Licensed Product-specific sales training for the Kosan Sales Representatives together with the Roche Sales Representatives who will be Co-Promoting any Licensed Product in the US. All of Roche’s Sales Representatives shall be fully qualified and trained in accordance with then-current industry standards.

(e)    Such training program shall specifically relate to the Co-Promotion of the particular Licensed Product in the US as well as to the procedures and reporting methods used in Roche’s promotion of drug products. Training shall be carried out at a time which is mutually acceptable to the Parties, and which is prior to but reasonably near the date on which FDA approval of the relevant NDA is expected. As additional members are added to the Parties’ respective sales forces, training shall be given to the groups of the newly selected members.

(f)    Roche shall pay the costs of transporting, housing and maintaining Roche’s sales force personnel for such training. Costs of training materials for both Parties, meeting rooms, and remuneration of teaching personnel will be [*]Kosan shall pay the costs of transporting, housing and maintaining Kosan’s sales force personnel for such training.

(g)    Neither Party shall actively recruit sales personnel from the other Party.

3.6    Financials.

(a)    Marketing Costs.  Kosan shall pay a share of Marketing Costs for each Licensed Product that it Co-Promotes equal to the number of Sales Representatives Kosan provides to Co-Promote such Licensed Product multiplied by the actual per-Sales Representative Marketing Cost for such Licensed Product, provided such actual per-Sales Representative Marketing Cost does not exceed the Estimated Per-Rep Marketing Cost for such year. [*] the [*] then the [*] shall be used [*] in such calculation. Roche shall [*] the actual per-Sales Representative Marketing

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Cost at the time it provides the Estimated Per-Rep Marketing Cost for the subsequent year. Kosan’s share of Marketing Costs shall be payable as set forth in Section 3.6(c).

(b)    Co-Promotion Fee.  As a fee for Kosan’s co-promotion of any Licensed Product, Roche shall pay Kosan a fee equal to the Co-Promotion Percentage Share (as defined below) of Net Sales of such Licensed Product in the US in each calendar quarter in which it is Co-Promoted hereunder. The “Co-Promotion Percentage Share” for a Licensed Product in any calendar quarter is a percentage that correlates to the Kosan Rep Share for such Licensed Product as follows: [*] the percentage of details (the Kosan Rep Share) [*] additional royalty (the Co-Promotion Percentage Share), [*] and thus [*] additional royalty in the US, [*] additional royalty in the US. Kosan’s co-promotion fee calculated based on the applicable Co-Promotion Percentage Share is not subject to any offset or reduction under this Agreement.

(c)    [*] If [*] to [*] to Co-Promote Licensed Products hereunder in a given year, together with the share of Marketing Costs borne by Kosan under Section 3.6(a) for that year, [*] the [*] and [*] to [*] pursuant to this Agreement [*] the [*] to Roche pursuant to Section 3.6(a) for such year [*]. If any [*] all Co-Promotion hereunder ceases and associated fees pursuant to such Section 3.6(b) have been paid, then [*] within [*] of the [*]

ARTICLE 4

RESEARCH AND DEVELOPMENT REIMBURSEMENT AND MILESTONE PAYMENTS

4.1    Research and Development Reimbursement.    Roche shall reimburse Kosan for Kosan’s fully burdened research and development costs and expenses on or before the date that is one year after the Effective Date related to the Compounds (other than those expenses associated with clinical trials of KOS-862 that are reimbursed pursuant to Section 7.3(d) or pursuant to Section 4.2) in the amounts described below. Reimbursement shall be made within thirty (30) days after Roche receives an invoice from Kosan in the following amounts and at the following times:

Time	Amount
Effective Date	[*]
Closing Date	[*]
One year anniversary of Effective Date	[*]

No reimbursement will be made under this Section 4.1 beyond the three foregoing payments of [*].

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The [*] payment associated above with the Effective Date shall be placed in escrow and released to Kosan upon the Closing Date. If the Closing Date does not occur [*] then the [*] shall be returned to Roche. If the Closing Date does not occur [*] including Roche’s participation in an acquisition of or by or merger with an entity having rights to a Compound in development that contributes to the Parties failing to obtain Hart-Scott Rodino or other regulatory approval, then the [*] shall be retained by Kosan. For purposes of this paragraph, [*] includes but is not limited to a failure to fully comply with Section 16.19(b).

4.2    Back-Up Compound R&D and Process Development Reimbursement.  As set forth in Section 7.4, Kosan will be conducting the Back-Up Program during the first two (2) years after the Effective Date, except as set forth in the last paragraph of this Section 4.2. Roche shall reimburse Kosan for [*] and to [*] Back-Up Compounds and epothilone D, as described below. Reimbursement shall be within thirty (30) days after Roche receives an invoice from Kosan in the following amounts and at the following times:

Time	Amount
First year after the Closing Date	[*]
Second year after the Closing Date	[*]

Notwithstanding the foregoing, Roche shall not be obligated to make any payment pursuant to this Section 4.2 for reimbursement for Kosan research, discovery or development in the second year after the Closing Date, and Kosan shall not be obligated to perform any such research, discovery or development during such second year, if Roche provides written notice to Kosan within [*]. If [*] a program to [*] or [*] in the second year after the Closing Date, then [*] so [*] rather shall [*] the [*] in the [*] set forth above. No reimbursement will be made under this Section 4.2 beyond the above-mentioned payments unless agreed in advance in writing by the Parties. Kosan shall not be required to perform any research, discovery or development in addition to that for which Roche has provided reimbursement.

4.3    Milestone Payments.  Roche shall pay to Kosan non-refundable milestone payments in the amounts specified below (each a “Milestone Payment”) no later than thirty (30) days after Roche receives an invoice from Kosan and the following events have occurred:

(a)    [*]

Roche shall notify Kosan promptly after the achievement of each of the foregoing events. Each Milestone Payment under this Section 4.3 shall be paid no more than one (1) time. For example but without limitation, if (i) a certain Licensed Product reaches [*] (ii) the [*] under Section 4.3(a) is paid; (iii) that Licensed Product does not reach [*]; (iv) another Licensed Product subsequently reaches [*], then no Milestone Payment would

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be due with respect to that Replacement Licensed Product for reaching the [*] milestone. However, subsequent Milestone Payments (i.e., for events (b) through (j) above) would be due for each subsequent such milestone achieved by such Replacement Licensed Product [*].

4.4    Milestone Payments for Additional Licensed Products.  Any Back-up Compound that Roche elects to develop shall be deemed an “Additional Licensed Product” [*] of a [*]. Additional Licensed Products shall be subject to each of the Milestone Payments as set forth in Section 4.3, but in amounts equal to [*] of those payable under Section 4.3, and payable within thirty (30) days after [*] if the corresponding milestone event had already been achieved as of [*]. For any milestone event that had not been achieved as of such First Commercial Sale, the corresponding [*] Milestone Payment shall not be payable until thirty (30) days after such achievement. Additional Licensed Products shall also be subject to the following additional milestone payments by Roche, and shall be payable no later than thirty (30) days after Roche receives an invoice from Kosan, provided no earlier [*] the following events have occurred:

(a)    [*]

As in Section 4.3, each Milestone Payment shall be paid no more than one (1) time for each Additional Licensed Product, and multiple milestones may be incurred during a given calendar year.

4.5    [*] Milestone.  If [*]or [*] between a [*] within the [*] and one (1) or more [*] and [*] within thirty (30) days after Roche receives an invoice from Kosan. If within [*] within thirty (30) days after Roche receives an invoice from Kosan.

4.6    [*] Milestone.  If [*] then Roche shall pay Kosan [*] within thirty (30) days after Roche receives an invoice from Kosan. Should there [*] available for [*] then [*] at a [*].

ARTICLE 5

ROYALTIES

5.1    Royalties in General.  For each Licensed Product, the obligation of Roche to pay Kosan royalties in a given country shall commence on the date of the First Commercial Sale of such Licensed Product by the Roche Group in such country and shall continue until the later of (i) the date upon which no Valid Claim would be infringed by the [*], or (ii) the date which is [*] after the date of such First Commercial Sale in such country.

        (a)    Roche shall pay or cause to be paid to Kosan a royalty based on Net Sales made by the Roche Group in the Territory, on a country-by-country basis, at an incremental royalty rate as provided for in the table below in this Section 5.1(a).

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Total, Territory-wide Annual Net Sales of Licensed Products	Royalty Rate when a Valid Claim [*]	Royalty Rate when no Valid Claim [*]
[*]

In each calendar quarter in which the quarter’s Net Sales contribute to multiple of the sales level tranches set forth in the royalty rate table above in this Section 5.1(a), Roche shall employ the simplifying assumption that such Net Sales in each such tranche occurred in the same proportions in each country of any Net Sales in that calendar quarter. An example of the operation of such simplifying assumption is set forth in Appendix E.

                        (i)    With respect to Net Sales of each Licensed Product in each country sold in a calendar quarter [*]within the [*] manufacture, use or sale, [*] for purposes of [*]

[*] of this Section 5.1(b) [*] to [*] for which [*] and [*] a [*] the [*].

            (b)        If Roche desires to sell a Licensed Product that is a Combination Product, then the [*] than for [*] that, [*] then [*] country-by-country basis [*] where [*] is the [*] and [*].

In addition to the royalties payable under Section 5.1(a), Roche shall pay to Kosan the following [*] royalty payments if [*]

5.2    Accrual of Royalties.  No royalty shall be due or owing from the use or distribution of Licensed Product in transactions where no consideration is received by the Roche Group, such as when Licensed Product is made or used for tests or development purposes or is distributed as samples. No royalties shall be payable on sales among entities within the Roche Group, but royalties shall be payable on subsequent sales by entities within the Roche Group to a Third Party. No multiple royalties shall be payable under this Agreement because Commercialized Licensed Product is covered by more than one Valid Claim or is subject to both Know-How and a Valid Claim.

5.3    Third Party Royalties Incurred Before the Effective Date.

(a)    Licenses.

                  (i)    [*] compensation payable to Third Parties incurred due to license agreements entered into by Kosan as of the Effective Date. [*] and [*] subject to subparagraph (b) below, as of the Effective Date, the only existing licenses held by Kosan that reasonably relate to the Licensed Product in development based on epothilone D are those from the Sloan-Kettering Institute for Cancer Research (“Sloan-Kettering”) dated August 26, 2000, and the Board of Trustees of the Leland Stanford

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Junior University (acting for itself, the John Innes Institute and Brown University Research Foundation) (“Stanford”) dated March 11, 1996, and subsequently amended (each, a “Kosan License”). Kosan [*] that it has obtained the consent of each of Sloan-Kettering and Stanford to sublicense the rights under their respective Kosan Licenses to Roche under terms and conditions consistent with this Agreement.

                (ii)    Roche’s sublicense hereunder under each of the Kosan Licenses [*] this Agreement. To the extent that [*] to [*] such [*] to [*] shall be [*] of such [*] and [*] intellectual property; provided that [*]each such [*] provisions of the agreement [*] and the [*] are applicable [*]

                (iii)    If the Kosan License with Stanford terminates as to Kosan, then Kosan’s rights and obligations thereunder as they relate to this Agreement shall automatically be assigned to Roche within the scope of the license to Roche hereunder, on the financial terms provided for the license between Stanford and Kosan (which Roche has had an opportunity to review prior to the Effective Date). [*] that are necessary to Commercialize Licensed Products [*]. Any right licensed hereunder that was developed by government funds, and any that is sublicensed under the Kosan License with Stanford, are subject to the requirements of 35 USC §§ 200-212. Roche acknowledges that certain of the Kosan Patent Rights, including both those Kosan Patent Rights that are licensed under the Kosan Licenses, and certain Kosan Patent Rights that are owned by Kosan, claim inventions developed using government funds. In relation to this Agreement, Roche shall not use the name of Sloan-Kettering or Memorial-Sloan-Kettering Cancer Research Center, nor any of its employees, nor any adoption thereof, in any fund-raising, advertising, promotional or sales literature without prior written consent obtained from Sloan-Kettering in each case.

        (b)    Other.  Kosan has also prior to the Effective Date [*] a [*] relating to a Back-Up Compound. Kosan shall disclose, in confidence, such information in its possession relevant to Roche’s evaluation of such Back-Up Compound so that Roche may determine [*] to [*] a [*]; provided, however, that Kosan and Roche shall [*] academic institution pursuant to such [*].

5.4    Third Party Sales Royalties Offsets; New Licenses.

        (a)    If [*] of a Licensed Product is [*] to [*] a [*] of a [*] or [*] a [*] in any given country of the Territory, or [*] in [*] that it is [*] to [*] a [*] in order to [*] a Licensed Product in any given country of the Territory, then Roche may deduct [*] payments paid to such Third Parties for such license(s) from any royalty payments otherwise due to Kosan for Net Sales in that country, subject to the limitation set forth in Section 5.7, and subject to Section 5.4(b).

        (b)    The Parties recognize that if a Third Party owns or controls a patent [*] the Commercialization of a Compound or Licensed Product by Roche, [*] with respect to such patent [*] either or both of the Parties, including without limitation [*] a [*] a [*] and [*] and [*] that the [*] the [*] or [*] and [*] If such a Third-Party patent

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becomes apparent, [*] then [*] to [*] most advantageous for Roche [*] or for the [*] or [*] of [*] If [*] then [*] consult [*] who [*] in [*] and/or [*] and is [*] with either [*] and [*] hereunder, to render advice to [*] and facilitate [*] the [*] to the [*] of [*] a [*] in any event, then [*] be [*] with regard to [*] license under any patent [*] or [*] or [*] such patent. However, if [*] such that a [*] Commercialize the Licensed Product, then [*] shall [*] to [*] the [*] under this Section 5.4(b) [*] in accordance with [*] at the [*].

            (c)    [*]a license under Third Party intellectual property covering any Licensed Product or its method of manufacture or use, [*]. If [*] the potential applicability of such Third Party intellectual property to Licensed Products and Compounds inside and outside the Field. [*] the relevant Third Party and [*] that such intellectual property [*] outside the Field, then the Parties shall [*] the Third Party covering Licensed Products inside and outside the Field. The Parties recognize that under some circumstances, it may be [*]. Unless the Parties otherwise agree in writing, [*], subject to the following requirements:

(i)      If [*] of [*] to [*] a [*] outside the Field, then [*] shall [*] that [*] will [*] for such license [*].

(ii)     If [*] of [*] to [*] a [*] outside the Field, then [*] at [*] of the [*] of [*] license.

(iii)    If [*] license that [*] then [*] for the [*] for or resulting in [*] to the Third-Party licensor [*].

(iv)    If [*] license that is [*] then [*] with [*] to obtain a [*] from the [*] the [*].

(v)    Any agreement [*] and the Third Party shall be consistent with [*] obligations [*].

(vi)    [*] shall provide [*] with a [*] of each such [*].

5.5    [*] After the Closing Date.  Other than as provided for in [*] any [*] or other [*] Licensed Product.

5.6    Compulsory Licenses.  If a compulsory license is granted to a Third Party under the applicable laws of any country in the Territory under the Kosan Patent Rights, then the royalty rate payable hereunder by the Roche Group for sales of Licensed Products in such country shall be [*] granted to such Third Party for such country.

5.7    Maximum Offset.  For each Licensed Product in a given country, during the period beginning on the date of First Commercial Sale in such country and continuing until [*] in no event shall the royalty payable to Kosan for a given country and due hereunder in respect of Net Sales of such Licensed Product in any calendar quarter be reduced to less than [*] regardless of any offset or other reduction provided

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hereunder, including without limitation the offset provided for pursuant to Section 5.4. For clarity, notwithstanding anything to the contrary in this Agreement express or implied, the [*] shall not be subject to any offset or reduction.

5.8    [*]If (i) in a given calendar year [*] not [*] in a given country [*] that [*] the [*] and such [*] in the [*] and [*] the [*] of [*] in such country [*] or [*] the [*] of the [*] and [*] in such calendar year, then [*] under this Agreement [*] of [*] of such [*] in [*] [*] Roche shall [*] the [*]

5.9    Buy In.  Within [*] Commences a Phase III Clinical Trial of a Licensed Product, Kosan shall have the option of obtaining higher royalty payments by [*] payment to reimburse Roche for [*] to develop such Licensed Product [*] Kosan would share [*] costs to develop such Licensed Product incurred [*] to the [*] including [*] such Licensed Product [*] but (for clarity) [*] and any [*] associated with [*] and [*] The amounts that Kosan must pay with regard to any Licensed Product with respect to which it opts to so buy in to higher royalty payments are collectively referred to as the “Buy-In Payment” for such Licensed Product. In exchange for the Buy-in Payment for a given Licensed Product, Roche shall pay Kosan a return equal to [*] of Net Sales of such Licensed Product in the US, to apply to Net Sales of such Licensed Product until [*]. As it reflects [*] the development of the relevant Licensed Product by Kosan (above and beyond the intellectual property licensed to Roche hereunder) and [*] such increased royalty due to the buy-in [*] which [*] shall be [*] and [*] Net Sales of such Licensed Product in any calendar quarter [*]. For clarity, the portion of [*] that is [*] in accordance with [*] hereunder to [*] may not [*] buy-in return payments due hereunder to Kosan (under this Section 5.9), and [*] is [*].

ARTICLE 6

ROYALTY REPORTS AND ACCOUNTING

6.1    Royalty Payments; Royalty Reports.  After the First Commercial Sale and for the remaining term of this Agreement, Roche shall submit with each payment of royalties to Kosan a written royalty report (“Royalty Report”) covering sales of Licensed Product for each Roche fiscal quarter (currently ending on or about the last day of March, June, September, and December) with the following information provided on a [*] for the [*] for the [*]:

(a)    [*] during such quarter;

(b)    the royalties, payable in Dollars, which shall have accrued hereunder in respect to such Net Sales;

(c)    withholding taxes, if any, required by law to be deducted in respect of such sales;

(d)    the exchange rates used in determining the amount of Dollars;

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(e)    details of royalty reductions, if any[*]; and

(f)    the royalty rates applied to calculate royalties due hereunder.

Royalty Reports shall be due for the entire Territory no later than [*]days after the end of the fiscal quarter to which they pertain.

6.2    Exchange Rate; Manner of Payment.  All payments due under this Agreement shall be made in Dollars via wire transfer of immediately available funds, or by such other commercially reasonable means as may be designated by Kosan. Royalty payments due on Net Sales in countries in the Territory outside the US shall be made in Dollars, after being converted by Roche using the [*] for the countries concerned. The amount of sales in currencies other than Dollars may be [*] using the year-to-date average rate of exchange for such currencies as retrieved from Reuters’ system for the applicable period, in accordance with [*] If by law, regulations or fiscal policies, remittance of royalties in Dollars is prohibited or restricted, Roche will notify Kosan and payment of the royalty obligation shall be made by deposit thereof in local currency to the credit of Kosan in a recognized banking institution designated by Kosan. If in any country or jurisdiction, the law, regulations or fiscal policies prohibit both the transmittal and deposit of royalties on sales in such country, royalty payments calculated as a percentage of Net Sales in that country shall [*] to the extent allowable.

6.3    Payment Due Dates.  Royalties shown to have accrued by each Royalty Report provided for under Article 6 of this Agreement shall be due and payable on the date such Royalty Report is due. Payment of royalties in whole or in part may be made in advance of such due date. All royalty and other payments due to Kosan hereunder, shall be made in Dollars and delivered to the account specified below:

WIRE PAYMENT TO:
STATE STREET BANK
[*]

REFERENCE:
FBO KOSAN BIOSCIENCES
[*]

6.4    Right to Audit.

(a)    Upon written request to Roche and at least [*] prior notice from Kosan, at Kosan’s expense and not more [*] Kosan may engage [*] independent certified public accountants to perform, on the behalf of Kosan, an audit in accordance with [*] of Roche’s books and records during normal business hours as may be reasonably necessary to verify the accuracy of the Royalty Reports furnished by Roche and to confirm payments made hereunder with respect to any quarterly period ending not more than [*] months prior to the date of such request. Roche shall notify Kosan [*] no later than [*] before it is scheduled to occur.

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(b)    Roche shall keep, and shall cause its Affiliates and sublicensees to keep, complete and accurate records pertaining to the sale of Licensed Products and the royalties and other amounts payable under this Agreement in sufficient detail to permit Kosan to confirm the accuracy of all payments due hereunder for no less than [*] years after the time periods to which such records relate. Roche shall include in each written sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by Kosan’s auditor subject to the same terms and conditions as stated in this Section 6.4. Such records shall be sufficient for Kosan to determine Net Sales on a country-by-country basis.

(c)    Upon the expiration of [*] months following the end of any quarterly royalty payment period, the calculation of royalties payable with respect to such quarter shall be binding and conclusive upon Kosan (except with respect to any audit then underway, and except for fraud or misrepresentation), and the Roche Group shall be released from any liability or accountability with respect to royalties for such fiscal year.

(d)    Any report prepared by the auditor, shall disclose only the conclusions of the auditor regarding the audit and the amount of any underpayment or overpayment of royalties, if any, without disclosure of or reference to supporting documentation. A copy of such report shall be sent or otherwise provided to Roche by the auditor at the same time it is sent or otherwise provided to Kosan.

(e)    If Kosan believes that an additional audit is appropriate after reviewing the information received from [*], Kosan shall have the right, by [*] employed by Kosan and at Kosan’s own expense, to [*] and to [*] in accordance with [*] Roche shall not [*] of [*] appointed by Kosan.

(f)    If an auditor’s report shows any underpayment of royalties, Roche shall remit, or shall cause its Affiliates or sublicensees to remit, to Kosan the amount of such underpayment within thirty (30) days after Kosan’s receipt of the auditor’s report. If the amount of any underpayment of royalties is in excess of [*] of the total royalties due to Kosan with respect to the period covered by the Auditor’s report, then Roche shall reimburse Kosan for the cost of the audit in which the underpayment was discovered, the underpayment, and interest on the underpayment at the [*] Any overpayment of royalties shall be fully creditable against future royalties payable in subsequent royalty periods.

6.5    Confidentiality of Records. Kosan agrees that all information subject to review under this Article 6 or under any sublicense agreement (other than the reported results of such review) is confidential and that Kosan and the auditor shall retain all such information in confidence, although this condition is not intended to restrict Kosan from enforcing any term or provision of this Agreement in arbitration or court, and provided that Kosan shall be entitled to disclose such information to its licensors as reasonably necessary for Kosan to comply with the Kosan Licenses. Kosan

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acknowledges and agrees that all auditors shall sign a confidentiality agreement, with terms reasonably acceptable to Kosan and Roche, with Kosan and Roche before the commencement of any audit.

ARTICLE 7

RESEARCH, DEVELOPMENT AND MARKETING

7.1    Development in General.  Prior to the Effective Date, Kosan has conducted research and development on epothilones, and in particular, has conducted Phase I clinical trials on epothilone D. The Parties have drafted a Development Plan to guide the further clinical development of epothilones and have appended it at Appendix B. The Parties recognize that the Development Plan [*] As set forth in the Development Plan, the Parties will concentrate initial collaborative efforts under this Agreement on developing and marketing a Licensed Product with an active ingredient of epothilone D. Other Compounds shall be Back-Up Compounds that may be developed concurrently with clinical trials of epothilone D. From the Closing Date forward, subject to Section 7.2 below, Roche shall, at its expense, control and conduct a program in collaboration with Kosan for the clinical and commercial development of Licensed Products as guided by the Development Plan.

7.2    Steering Committee.

   (a)    The Parties shall form a steering committee (“Steering Committee”) within forty-five (45) days after the Closing Date. The mandate of the Steering Committee is to monitor and regulate all activities contemplated by this Agreement or otherwise relating to the discovery and testing of Compounds for the Field and the development of Licensed Products for the Field, including by setting up other committees, if needed, to govern the activities under this Agreement.

   (b)    The Parties shall each appoint up to three (3) voting representatives for membership on the Steering Committee, although representatives may from time to time invite the participation of additional ad hoc non-voting attendees from either Party as the need arises, e.g. (but without limitation) the Global Alliance Director of Roche may attend Steering Committee meetings as a non-voting attendee. Each Party shall have the power to appoint or replace its own representatives on the Steering Committee.

   (c)    Roche shall chair the Steering Committee. Meetings shall be held quarterly through the First Commercial Sale of each Licensed Product so long as a Compound is in development to ensure the diligent development of Licensed Products in the Major Markets. Thereafter meetings shall be held semi-annually unless no later than thirty (30) days in advance of any meeting there is a determination by both Parties that no new business or other activity has transpired since the previous meeting, and that there is no need for a meeting. In such instance, the next meeting will occur on the next semi-annual date. The location of such meetings shall alternate between Kosan’s

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offices in the US and Roche’s offices in the US or Europe, or as otherwise agreed upon between the Parties, with the first meeting to be held at Kosan’s offices. Meetings will be face-to-face meetings, unless, upon the agreement of both Parties, other methods of communication such as teleconferences and/or videoconference are selected for a particular meeting. Minutes of each Steering Committee meeting will be transcribed and issued by the host company within thirty (30) days after each meeting and shall be reviewed, modified if necessary, and approved as the first order of business at the immediately succeeding Steering Committee meeting.

(d)    If the voting members of the Steering Committee, or any committee that the Steering Committee sets up, become deadlocked on a decision, then [*]shall [*] to [*] a [*] for the Field of a Licensed Product, [*] obligation to [*] in the [*] The Steering Committee shall have no authority to amend or waive compliance with this Agreement or to compel allocations of Kosan’s employees without Kosan’s consent.

(e)    In addition to its three (3) voting Steering Committee representatives, each Party shall appoint a representative who has an expertise in financial accounting, cost allocation, budgeting and financial reporting (“Finance Subcommittee”) to work under the direction of the Steering Committee. The Finance Subcommittee shall provide services and consult with the Steering Committee addressing financial, budgetary and accounting issues that arise within the scope of this Agreement.

7.3    Development Program.

(a)    Roche shall, at its expense, conduct a clinical and commercial development program relating to the use of a Licensed Product in the Field using [*] (“Development Program”) consistent with the Development Plan set forth in Appendix B. Roche shall report regularly to the Steering Committee the progress of the Development Program at the Steering Committee’s regular meetings, and annually shall provide a written status report of the Development Program activities to the Steering Committee.

(b)    [*] Development Program shall include the following:

(i)    [*] of [*] of epothilone D Licensed Product [*] Roche shall conduct [*] that are [*] as of the Effective Date [*] consistent with the Development Plan [*] Consistent with [*] Phase II clinical trials may be conducted by Kosan.

(ii)   Roche shall [*] in consultation with Kosan via the Parties’ participation in the Steering Committee, [*] based upon the [*] and [*] to its [*] for the [*]

(iii)  The [*] portion of the Development Program shall be designed to [*] to the [*] and any other information available to the Parties. If [*] pursuant to [*] and [*] of the [*] in a manner that [*] to [*] sufficient for Registration [*] then the [*] for [*] will seek to [*] with the cooperation and diligent good faith efforts of both Parties. [*] has [*] then the [*] shall [*] to [*]

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(c)    From the Closing Date through the [*] Roche shall request and Kosan shall supply upon reasonable written notice from Roche epothilone D for use in Phase I and Phase II clinical trials at a cost of [*] provided, however, that [*] Roche agrees to purchase and Kosan agrees to supply at least [*] provided that a Licensed Product based on epothilone D is still under development.

(d)    Kosan shall use commercially reasonable efforts to complete the ongoing Phase I clinical trials of epothilone D (which are being conducted on behalf of Kosan by: [*] For expenses incurred by Kosan after the Effective Date in conducting clinical trials of an epothilone D or other Licensed Product, Roche shall reimburse Kosan on a quarterly basis in arrears for the costs of such trials, within thirty [*] after receipt of an invoice from Kosan. Kosan shall have the right to, at Roche’s expense, initiate and conduct up to [*] under the guidance of the Steering Committee. Kosan shall have the right to, at Roche’s expense, initiate and conduct at least [*] or other pivotal study in addition to such [*] under the guidance of the Steering Committee, if there is to be more than one such Phase III clinical trial or other pivotal study conducted under the Development Program. For clarity, Kosan may use Third-Party clinical trial sites and contract research organizations and other agents in any clinical trial it is entitled to conduct or the Parties otherwise agree in writing it shall conduct.

(e)    If (prior to the First Commercial Sale of any Licensed Product) Roche [*] in the [*] of a [*] such as (for example but without limitation) [*] is [*] for an [*] of [*] the FDA or other Regulatory Agency [*] the [*] it is the [*] that [*] and [*] the [*] to [*] for the [*]

7.4    Back-Up Program.

(a)    Kosan shall, at its reimbursable expense as set forth in Section 4.2, conduct a commercially reasonable program to seek to find and develop Back-Up Compounds suitable for entry into a clinical and commercial development program relating to the use of a Licensed Product in the Field (“Back-Up Program”) in accordance with the Back-Up Plan set forth in Appendix C and subject to review by the Steering Committee or other committee set up by the Steering Committee. Kosan shall conduct the Back-Up Program until the second (2nd) anniversary of the Closing Date, unless Back-Up Program funding is earlier terminated by Roche under Section 4.2

(b)    Prior to the Effective Date, Kosan has transferred quantities of epothilone D to Third Parties pursuant to materials transfer agreements. Kosan shall confer with Roche and receive Roche’s approval, which shall not be unreasonably withheld or delayed, prior to providing additional quantities of a Compound to a Third Party for activities directed to the Field.

ARTICLE 8

PATENT RIGHTS

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8.1    Patent Prosecution and Maintenance.

(a)    Except to the extent Kosan does not have the right to do so under the Kosan Licenses, Kosan shall, at its sole expense, prosecute any and all patent applications within the Kosan Patent Rights, to obtain patents thereon and to maintain all patents included in the Kosan Patent Rights using patent counsel of its choice after due consultation with Roche. Interferences, nullification proceedings and oppositions shall be considered a part of the prosecution and maintenance of the Kosan Patent Rights. Kosan shall be responsible for any payments to its licensors under the Kosan Licenses for their prosecution of any Kosan Patent Rights.

(b)    Within thirty (30) days of the Closing Date, Kosan shall make available to Roche at Kosan’s offices the complete texts of all pending patent applications encompassed by the Kosan Patent Rights, as well as all correspondence concerning the prosecution thereof and any information or correspondence received by Kosan concerning the institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving the Kosan Patent Rights anywhere in the Territory. Roche may, [*]for performing its responsibilities or exercising its rights under this Agreement. Roche shall have the right to review all pending patent applications and other proceedings, and to make recommendations to Kosan regarding the prosecution of such patent applications, and Kosan shall provide access to all such documentation to Roche at Kosan’s facilities or outside counsel’s offices at times such that Roche shall be allowed as reasonable a time as is practicable under the circumstances to review such documentation prior to any applicable deadline for filing or responding. Kosan shall also [*] the Kosan Patent Rights to [*] that are supported by law and fact and directed to obtaining broad (but valid and enforceable) patent claims or specific claims relevant to Compounds or Licensed Products. Kosan shall keep Roche fully informed of the progress of and the strategy used in the prosecution of each patent application included within the Kosan Patent Rights and shall promptly provide Roche with copies of all correspondence and filings related thereto or shall select outside counsel agreeable to Roche to provide such copies. Roche hereby agrees that the law firm of [*] is an acceptable outside counsel for Kosan.

(c)    Roche shall, [*] to obtain patents thereon and to maintain all patents [*] using patent counsel of its choice. Interferences, nullification proceedings and oppositions shall be considered a part of the prosecution and maintenance of [*]

(d)    Roche shall [*] prosecution of the [*] (and, if applicable, [*] for [*]

(e)    The Parties recognize that it may be efficient and desirable from a global Licensed Product patent prosecution perspective for them to confer with one another regarding strategy for and the course of prosecution of Kosan Patent Rights [*] specifically relevant to any Licensed Product. It is the Parties’ intention to share information, and generally to collaborate, regarding patent protection for Licensed Products for the Field, and to confer regularly regarding such matter. To such end, the

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Steering Committee may wish to appoint a committee to focus on patent matters relating to the Licensed Products for the Field. Further, without limiting the generality of the foregoing, the Parties have agreed to the annual status reports set forth in Section 8.3(b).

8.2    Discontinuance/Abandonment.  Notwithstanding Section 8.1, [*] the right to discontinue the prosecution of any patent application, or to abandon any patent, [*] If Kosan decides to abandon or allow to lapse any patent application or patent [*] in any country of the Territory, Kosan shall inform Roche at least [*] prior to such abandonment or lapse and Roche shall be given the opportunity to prosecute such patent application and/or maintain such patent at its expense prior to the date that such abandonment or lapse would otherwise take effect. [*] then [*] shall [*] prior to such abandonment or lapse [*] the opportunity to prosecute such patent application and/or maintain such patent at its expense prior to the date that such abandonment or lapse would otherwise take effect. The foregoing sentence shall not apply to [*] for which [*] does not have the right to [*]

8.3    Status of Patent Rights.

   (a)    Initial.  Within thirty (30) days after the Closing Date, Kosan shall advise Roche as to the current status of any patent applications and patents included within the Kosan Patent Rights, and, to the extent it has not previously done so, make available to Roche materially relevant documentation relating to such patent applications and patents, including, but not limited to, copies thereof.

   (b)    Annual.  Within thirty (30) days after each anniversary of the Closing Date, [*]: (a) [*] as to the then-current status of any patent applications or patents [*] specifically relevant to any Licensed Product; and (b) to the extent [*] make available to [*] relevant documentation relating to such patent applications and patents, including, but not limited to, copies thereof.

8.4    Ownership of Future Inventions and Know-How.

   (a)    Each Party shall disclose to the other Party any Inventions of any nature.

   (b)    Patentable and unpatentable Inventions made, developed or conceived by Roche personnel alone (or jointly with one another) shall be the sole property of Roche (“Roche Inventions”). Roche shall have sole discretion and responsibility to prepare file, prosecute and maintain patent applications for Roche Inventions, and shall be responsible for related interference proceedings.

   (c)    Patentable and unpatentable Inventions jointly made, developed or conceived by one or more Roche personnel and one or more Kosan personnel (each, a “Joint Invention”) shall be jointly owned by Roche and Kosan, each owning an undivided one-half (1/2) interest therein in accordance with the undivided one-half (1/2) interests

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of co-inventors and rights associated therewith under United States patent laws. The Parties shall determine which Party shall be responsible for filing, prosecuting, maintaining and defending patent applications and patents on each Joint Invention (“Responsible Party”) on behalf of both Parties based on a good faith determination of the relative contributions of the Parties to the Joint Invention and the relative level of interest of the Parties in the Joint Invention. At least twenty (20) days prior to the contemplated filing of a joint patent application on such Joint Invention, the Responsible Party shall submit a substantially completed draft of the joint application to the other Party for its approval, which shall not be unreasonably withheld or delayed. Each Party agrees that it shall use reasonable efforts to secure the cooperation of its employees, consultants and agents to ensure that such rights to Joint Inventions are transferred or assigned to Roche and Kosan jointly. Each Party shall reasonably assist the other, in the preparation, filing and prosecution, of any such patent application. Kosan’s portion of any such patent applications and patents issuing therefrom shall be included in the Kosan Patent Rights to the extent otherwise meeting the definition of such term. Each Party shall bear its own costs incurred in filing, prosecuting, maintaining and defending patent applications and patents claiming Joint Inventions.

(d)    Patentable and unpatentable Inventions, made, developed or conceived by Kosan personnel alone (or jointly with one another) in the course of conducting activities pursuant to the terms of this Agreement, shall be the sole property of Kosan (“Kosan Inventions”). Kosan shall have sole discretion and responsibility to prepare file, prosecute and maintain patent applications for Kosan Inventions, and shall be responsible for related interference proceedings. Any such patent applications and patents issuing therefrom shall be included in the Kosan Patent Rights to the extent otherwise meeting the definition of such term.

ARTICLE 9

INFRINGEMENT

9.1    Applicability. The provisions of this Article 9 shall govern the Parties’ rights and obligations, as between themselves, with respect to actions against Third Parties for infringement of the patents or misappropriation of the Know-How licensed under this Agreement. Notwithstanding the foregoing, in the case of patents and Know-How licensed under this Agreement that are owned by a Third Party, then the Parties’ rights to enforce such patents or any right in such Know-How shall be subject to the rights of such Third Party set forth in its agreement with the Party Controlling such patents or Know-How.

9.2    Third Party Infringement.

(a)    If either Roche or Kosan becomes aware of any product made, used, or sold in the Territory and in the Field which it believes to (i) infringe a Valid Claim within the Kosan Patent Rights (“Field Infringement”) or the Roche Collaboration

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Patents, (ii) or constitute a misappropriation of Know-How owned or Controlled by either Party covering the use of a Licensed Product in the Field, then such Party (the “Notifying Party”) shall promptly (within [*] in the event of receiving a Paragraph IV Certification 21 C.F.R. § 314.50(i)(A)(4)) advise the other Party of all the relevant facts and circumstances known by the Notifying Party in connection with the infringement or misappropriation.

(b)    The Parties agree that Kosan shall have the right, at its own expense, but not the obligation, to enforce Kosan Patent Rights against Field Infringement and Roche shall have the right, at its own expense, but not the obligation, to enforce Roche Collaboration Patents against infringement. Roche and its Affiliates shall fully cooperate with Kosan with respect to the investigation and prosecution of such alleged Field Infringement or misappropriation including (without limitation) the joining of Roche and its Affiliates as a Party to such action, as may be required by the law of the particular forum where enforcement is being sought. Kosan and its Affiliates shall fully cooperate with Roche with respect to the investigation and prosecution of such alleged infringement of the Roche Collaboration Patents or misappropriation including (without limitation) the joining of Kosan and its Affiliates as a Party to such action, as may be required by the law of the particular forum where enforcement is being sought.

(c)    Roche shall have the right to enforce the Kosan Patent Rights against alleged Field Infringement, which enforcement shall be jointly with Kosan, if Kosan, in its sole discretion elects to join Roche in an enforcement action by Roche pursuant to this Section 9.2(c), or solely if Kosan does not so elect. Kosan does hereby grant to Roche the right to enforce the Kosan Patent Rights against Field Infringement, if:

(i)    Kosan shall fail, within [*] after receiving notice from Roche of the Field Infringement to (1) notify Roche that Kosan elects to proceed with an enforcement action solely pursuant to Section 9.2(b), (2) take reasonable action to investigate such alleged infringement, and (3) if such infringement is reasonably demonstrated, promptly thereafter institute an action to abate such alleged infringement and to prosecute such action diligently [*], or

(ii)   Kosan earlier notifies Roche in writing that Kosan does not plan to terminate the infringement or institute such action solely pursuant to Section 9.2(b).

Kosan and its Affiliates shall fully cooperate with Roche, at Roche’s expense, with respect to the investigation and prosecution of such alleged infringement including (but not limited to) the joining of Kosan and its Affiliates as a Party to such action, as may be required by the law of the particular forum where enforcement is being sought. Any such enforcement action by Roche under Kosan Patent Rights shall be limited to enforcement against Field Infringement, and shall not without the advance written

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consent of Kosan extend to enforcing any Kosan Patent Right against activities (a) that are not with a Licensed Product, (b) that are not within the Field, or (c) that are not within the Territory.

(d)    If Kosan is prosecuting such infringement action under Section 9.2(b), then Kosan shall have the right to control such litigation and shall bear all legal expenses (including court costs and legal fees and expenses), including settlement thereof. If the action is brought pursuant to Section 9.2(c), then Roche shall have such right to control such litigation and shall bear all legal expenses. No settlement or consent judgment or other voluntary final disposition of any infringement action brought by a Party pursuant to this Section 9.2 may be entered into without the prior written consent of the other Party if such settlement would require the other Party to be subject to an injunction or to make a monetary payment or would restrict the claims in or admit any invalidity of any of the [*] or significantly adversely affect the rights of the other Party to this Agreement.

(e)    Kosan shall be entitled to [*] Roche shall be entitled to [*] If the Parties jointly prosecute such infringement action and jointly share expenses, then the Parties will split [*] all damages or costs recovered, after first reimbursing each Party pari passu for any out-of-pocket expenses in such action. In the case of actions that result in [*] shall be able to use the [*] as an out-of-pocket expense for the purposes of this Section 9.2(e). If the recovery of a Party prosecuting an action solely under this Section 9.2 does not exceed the Parties’ costs in such action, then each Party shall be reimbursed pari passu for any out-of-pocket expenses incurred in such action.

(f)    Sections 9.2(b)-(e) shall apply mutatis mutandis to trade secret misappropriation actions relating to activities in the Field as it does to enforcement of Valid Claims against Field Infringement.

(g)    Neither Party shall be entitled to grant covenants not to sue or other similar rights under patents owned or controlled by the other Party. If Roche wishes to permit an entity to practice under the Kosan Patent Rights in the Field, then Roche shall make such entity a sublicensee hereunder and therefore a member of the Roche Group.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

10.1    Representations and Warranties of Kosan. Kosan hereby represents and warrants to Roche as of the Effective Date that:

(a)    Kosan is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions

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contemplated hereby have been duly authorized by all requisite corporate action on the part of Kosan. This Agreement has been duly executed and delivered by Kosan and constitutes the valid, binding and enforceable obligation of Kosan, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity.

(b)    Kosan is not subject to, or bound by, any provision of:

(i)      any articles or certificates of incorporation or by-laws;

(ii)     any mortgage, deed of trust, lease, note, shareholders’ agreement, bond, indenture, license, permit, trust, custodianship, or other instrument, agreement or restriction; or

(iii)    any judgment, order, writ, injunction or decree or any court, governmental body, administrative agency or arbitrator; that would prevent, or be violated by, or under which there would be a default as a result of, nor is the consent of any Third Party (other than licensors of the Kosan Licenses, from which Kosan has obtained consent before the Effective Date) required for, the execution, delivery and performance by Kosan of this Agreement and the obligations contained herein, including without limitation, the grant to Roche of the license described in Section 2.1 hereof.

(c)    To the best of its knowledge, [*]

(d)    Other than articles that have been published or are in press as of the Effective Date, to the best of its knowledge, Kosan has taken reasonable measures to protect the confidentiality of the Know-How [*]epothilone D that is not disclosed in a patent application or patent.

(e)    To the best of Kosan’s knowledge, Kosan has [*] of any and all Kosan employees with respect to the Kosan Patent Rights in existence on the Effective Date owned by Kosan necessary to grant the licenses granted herein.

(f)    To the best of Kosan’s knowledge, the [*] and [*]

(g)    As of the Effective Date, to the best of Kosan’s knowledge there is no pending (i.e., filed or declared) interference or litigation that involves any patent or application within the Kosan Patent Rights, and Kosan has received no written notice of infringement from any Third Party based on Kosan’s activities with the Compounds.

(h)    To the best of Kosan’s knowledge [*] other than as disclosed in writing by or on behalf of Kosan to Roche on or before the Effective Date [*] (as such term is defined [*] with the [*]

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10.2    Representations and Warranties of Roche.  Each of Roche Nutley. and Roche Basel hereby represents and warrants to Kosan as of the Closing Date that:

(a)    Each Roche Nutley and Roche Basel is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Roche Nutley and Roche Basel. This Agreement has been duly executed and delivered by Roche Nutley and Roche Basel and constitutes the valid, binding and enforceable obligation of each of them, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity.

(b)    Neither Roche Nutley nor Roche Basel is subject to, or bound by, any provision of:

(i)     any articles or certificates of incorporation or by-laws;

(ii)    any mortgage, deed of trust, lease, note, shareholders’ agreement, bond, indenture, license, permit, trust, custodianship, or other instrument, agreement or restriction, or

(iii)   any judgment, order, writ, injunction or decree or any court, governmental body, administrative agency or arbitrator,

that would prevent, or be violated by, or under which there would be a default as a result of, nor is the consent of any Third Party required for, the execution, delivery and performance by Roche Nutley and Roche Basel of this Agreement and the obligations contained herein.

10.3    Disclaimer of Warranties.  EXCEPT AS SET FORTH EXPRESSLY IN THIS AGREEMENT, EACH PARTY HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT OF THE INTELLECTUAL RIGHTS OF THIRD PARTIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BOTH PARTIES ACKNOWLEDGE AND DISCLAIM ANY WARRANTY AS TO: (I) THE SUCCESS OF ANY DEVELOPMENT OR CLINICAL TRIAL, STUDY OR TEST COMMENCED BY UNDER THIS AGREEMENT; OR (II) REGULATORY APPROVAL, PRODUCT INTRODUCTION, SAFETY, USEFULNESS OR COMMERCIAL SUCCESS OF ANY LICENSED PRODUCT.

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ARTICLE 11

CONFIDENTIALITY

11.1    Treatment of Confidential Information.  Except as otherwise provided in this Article 11, during the term of this Agreement and for a period of five (5) years thereafter, Roche and its Affiliates will retain in confidence and use only for purposes of this Agreement any information, data, and materials supplied by Kosan or on behalf of Kosan to Roche and its Affiliates under this Agreement, and Kosan will retain in confidence and use only for purposes of this Agreement any information, data, and materials supplied by Roche or on behalf of Roche to Kosan under this Agreement. For purposes of this Agreement, all such information and data which a Party is obligated to retain in confidence shall be called “Confidential Information.”

11.2    Right to Disclose.  To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement or any rights which survive termination or expiration hereof, Roche and Kosan may disclose Confidential Information to their respective Affiliates, sublicensees, consultants, outside contractors, clinical investigators or other Third Parties provided that such entities or persons agree in writing (a) to keep the Confidential Information confidential for five (5) years after the date of disclosure to such entities and to the same extent as Roche and Kosan are required to keep the Confidential Information confidential and (b) to use the Confidential Information only for such purposes as Roche and Kosan are entitled to use the Confidential Information. Each Party or its Affiliates or sublicensees may disclose such Confidential Information to government or other regulatory authorities to the extent that such disclosure (i) is reasonably necessary to obtain patents or authorizations to conduct clinical trials with or to market commercially the Licensed Products in a Party’s respective field (i.e., for Roche the Field and for Kosan outside the Field), provided such Party is otherwise entitled to engage in such activities under this Agreement; (ii) is otherwise legally required; (iii) is in facilitation of a Party’s relationship with its existing or prospective investors; or (iv) is permitted pursuant to Section 16.6; provided that if a Party is legally required to make such a disclosure under (ii), it shall first have given prompt notice to the other Party hereto to enable it to seek any available exemptions from or limitations on such a disclosure, or to apply for confidential treatment or a protective order.

11.3    Release From Restrictions.  The foregoing obligations in respect of disclosure and use of Confidential Information shall not apply to any part of such Confidential Information that the non-disclosing Party, or its Affiliates (all collectively referred to as the “Receiving Party”) can demonstrate by contemporaneously prepared competent evidence:

(a)    is or becomes part of the public domain other than by acts of the Receiving Party in contravention of this Agreement;

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(b)    is disclosed to the Receiving Party or its Affiliates or sublicensees by a Third Party who had the right to disclose such Confidential Information to the Receiving Party;

(c)    prior to disclosure under this Agreement, was already in the possession of the Receiving Party or its Affiliates or sublicensees, provided such Confidential Information was not obtained, directly or indirectly, from the other Party under this Agreement; or

(d)    was independently discovered or developed by the Receiving Party without resort to such Confidential Information.

11.4    Confidentiality of Agreement.  Except as otherwise required by law or the terms of this Agreement or mutually agreed upon by the Parties hereto, each Party shall treat as confidential the terms and conditions of this Agreement, except that Kosan and Roche may each disclose such terms and conditions and the achievement of milestone events of this Agreement to its Affiliates and sublicensees, current, and potential investors. Furthermore, Kosan in connection with its status as a public company may disclose the terms to the extent required by the federal securities laws, and provided, that Kosan shall seek confidential treatment of key business terms contained in this Agreement, including but not limited to the royalty rates, the research and development reimbursement and the milestone payments; provided, however, that Kosan shall duly consider reasonable and timely suggestions, advice and input from Roche with respect to seeking confidential treatment of key business terms contained in the Agreement. The Parties shall release the joint press release attached as Appendix D on September 23, 2002. In addition, the Parties have agreed to the publicity-related provisions that are set forth in Section 16.7.

11.5    Return of Confidential Information.  Upon termination of this Agreement by either Party for any reason, the rights of each Party to retain and use the Confidential Information of the other shall be as provided in Article 13, provided, however, that each Party may retain a single archival copy of the other Party’s Confidential Information solely for the purpose of determining the extent of disclosure of Confidential Information hereunder and assuring compliance with the surviving provisions of this Agreement.

ARTICLE 12

TRANSFERS AND ACCESS; REGULATORY

12.1    Transfer of Know-How.  Within thirty (30) days following the Closing Date and to the extent it has not already done so, Kosan shall make available to Roche at Kosan’s facilities, key personnel familiar with all material Kosan Know-How which exists as of the Closing Date and is licensed hereunder. Kosan shall, from time to time, make periodic transfers of new Kosan Know-How licensed hereunder (and the documents containing such Kosan Know-How, if any) to Roche, either at Kosan’s facilities or as presentations at a Steering Committee meeting. Kosan shall also during the term of this

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Agreement promptly transfer to Roche copies of the results and information, and samples of resulting materials, which are related to, derived from, or that is a product of, any Kosan activities hereunder related to the Licensed Product for the Field, to the extent that it is requested to do so by the Steering Committee.

12.2    Assignment of Regulatory Filings.  At Roche’s request, Kosan shall transfer and assign to Roche, all Regulatory Filings owned by Kosan related to epothilone D for use solely within the Field (the “Transferred Regulatory Filings”), including but not limited to any draft IND documents regarding epothilone D for use solely within the Field, and copies of all written correspondence with Regulatory Agencies regarding epothilone D for use solely within the Field. Kosan hereby represents that as of the Effective Date there are no Regulatory Filings owned or controlled by Kosan regarding epothilone D outside the Field. Kosan grants Roche the right to reference—for purposes of Roche’s and its Affiliates’ activities with Licensed Products for the Field—any Regulatory Filing owned or controlled by Kosan or its Affiliates during the term of this Agreement in the Territory that regards epothilone D, but not epothilone D solely for use outside the Field. If requested by Roche, Kosan agrees to perform within sixty (60) days of the Closing Date all such acts, and execute such further instruments, documents or certificates, as may be required for the Transferred Regulatory Filings to be transferred and assigned more effectively to Roche. Effective upon such date that Kosan transfers to Roche each Transferred Regulatory Filing officially with the applicable Regulatory Agency, Roche shall and hereby does undertake all regulatory responsibilities related to such Regulatory Filing. However, both Parties agree to work together to ensure a smooth transfer of Transferred Regulatory Filings and continuous dialog with FDA. Roche further agrees to keep Kosan reasonably and regularly informed of such undertakings, and to provide Kosan with access to, use of all information contained in and a right of reference to all Regulatory Filings owned or controlled by Roche or its Affiliates or sublicensees hereunder relating to Compounds and Licensed Products, for Kosan’s use in the Field to the extent provided in this Agreement (i.e. to conduct clinical trials of Licensed Products for the purpose of developing a Licensed Product to be sold by the Roche Group as it is permitted or required to conduct hereunder) and outside the Field for any purpose.

12.3    Meetings with Regulatory Authorities.  Kosan shall be entitled, [*]to have a Kosan representative attend any meeting between a member of the Roche Group and any Regulatory Authority to the extent such meeting relates to a Licensed Product and its use in the Field, unless such attendance is prohibited by the Regulatory Authority. Further, Kosan shall make available, at its own expense, a Kosan representative to attend any such meeting that relates to a clinical trial of a Licensed Product for the Field conducted by Kosan hereunder.

12.4    Access to Key Individuals.  Each Party shall make reasonably available at their facilities its key employees (including but not limited to key formulation, scale-up, manufacturing, analytics and clinical development personnel) for purposes of consulting

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with the other Party regarding the formulation, manufacturing or clinical development of the Compounds or Licensed Products, and the procuring of the Registration of the Licensed Products.

12.5    Adverse Events.  Promptly after the Effective Date and in any event in advance of the date that a clinical trial of a Licensed Product for the Field is commenced by or on behalf of the Roche Group, the Parties shall mutually agree to an adverse event reporting protocol that will govern information exchange between them regarding such events. Such adverse events reporting protocol shall, in any event, require at least such timely disclosure as is reasonably necessary to permit both Parties to satisfy their adverse event reporting responsibilities to Regulatory Authorities having jurisdiction.

12.6    Prohibited Communications and Filings with Regulatory Authorities.  Except as legally required:

(a)    During the Term, Roche and its Affiliates shall not communicate or otherwise make a Regulatory Filing with any Regulatory Agency regarding any Licensed Product for outside the Field, and shall not seek Registration of any Licensed Product outside the Field.

(b)    During the time that any country remains in the Territory, Kosan and its Affiliates shall not communicate or otherwise make a Regulatory Filing with any Regulatory Agency regarding any Licensed Product for the Field (except as permitted under Section 12.3) in that country, and shall not seek Registration of any Licensed Product for the Field in that country.

12.7    Product Recalls.  Roche shall advise Kosan if Roche Group determines that an event, incident, or circumstance has occurred which may result in the need for a recall or other removal of any Licensed Product, or a lot or lots thereof, from the market.

ARTICLE 13

TERM AND TERMINATION

13.1    Term.  This Agreement shall become binding upon the Effective Date, but shall close (and become effective, as regards all activities and obligations for which HSR Act (as defined in Section 16.19) clearance is required) only upon the Closing Date. This Agreement shall continue thereafter in full force and effect, unless terminated sooner pursuant to Sections [*]until it expires upon the expiration of Roche’s obligation to pay royalties to Kosan hereunder (such expiration of the term of this Agreement without termination, “Expiration”). The Parties acknowledge and agree that Roche shall have no obligation to pay Kosan any royalties after the expiration of the applicable periods referred to in Section 5.1 hereof for Net Sales accruing after such periods.

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13.2    Bilateral Termination Rights.  Either Party may terminate this Agreement upon (i) the bankruptcy, liquidation or dissolution of the other Party (without further action by the Party); or (ii) the filing of any voluntary petition for bankruptcy, dissolution, liquidation or winding-up of the affairs of the other Party which is not dismissed within one hundred twenty (120) days after the date on which it is filed or commenced.

13.3    Roche’s Right to Terminate.

  (a)    For Material Breach at any Time.  Roche may terminate this Agreement, as a whole, at any time if (i) Kosan materially breaches the Agreement and (ii) such material breach is not cured by Kosan within [*] after Roche provides Kosan with written notice of such breach, or, if such breach cannot be cured through commercially reasonably efforts within such [*] and Kosan has (within such time period) submitted a plan for cure as promptly as is reasonably practicable through the application of commercially reasonable efforts with a cure date reasonably acceptable to Roche, after the earlier of the cure date agreed to by Roche or the date Kosan ceases commercially reasonable efforts to cure such breach.

  (b)    For Other Cause after the Trigger Date.  [*] after the Closing Date shall be the “Trigger Date.” At any time after the Trigger Date, Roche may terminate this Agreement, as a whole, for Cause. “Cause” as used in this Article 13 shall mean (i) termination of all clinical trials of Compounds and Licensed Products [*], such determination to be made [*] consistent with [*] of a [*], and (iii) the [*] to [*] any [*] in compliance with specifications mandated by a regulatory authority.

  (c)    For Convenience.

     (i)    After the Trigger Date, Roche may terminate this Agreement for convenience, upon [*]prior written notice, which may not be given prior to the Trigger Date, to Kosan. Roche may terminate this Agreement pursuant to this Section 13.3(c) either in its entirety or in any of the following areas: [*]

     (ii)    As regards termination for convenience in [*] such termination shall be initially effective as of the expiration of the [*] notice period in [*] at that time [*] and within each country (together with its territories and possessions) [*] a [*] of the [*] after [*]

     (iii)    If Roche decides not to or does not pursue the development or commercialization of a Licensed Product for the Field in at least [*] then Roche [*] return rights to the Licensed Products in such area of the Territory to Kosan, and permit Kosan to Commercialize Licensed Products in and for such area of the Territory.

13.4    Kosan’s Right to Terminate.  Kosan may terminate this Agreement, as a whole, at any time if (i) Roche materially breaches the Agreement and (ii) such material breach is not cured by Roche within [*] after Kosan provides Roche with written notice of such breach, or, if such breach cannot be cured through commercially reasonably

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efforts within such [*] and Roche has (within such time period) submitted a plan for cure as promptly as is reasonably practicable through the application of commercially reasonable efforts with a cure date reasonably acceptable to Kosan, after the earlier of the cure date agreed to by Kosan or the date Roche ceases commercially reasonable efforts to cure such breach.

13.5    General Effect of Expiration or Termination.  Upon Expiration or termination of this Agreement for any reason (including without limitation pursuant to Section 16.19), all rights and obligations of the Parties hereunder shall cease, except as explicitly provided for below in this Article 13 or elsewhere in this Agreement. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such Expiration or termination.

13.6    Rights Upon Expiration or Any Termination.

(a)    Upon Expiration of this Agreement in any country, Roche shall continue to have a royalty-free, perpetual right to Commercialize Licensed Products in the Field and Territory, as the license granted Roche in Section 2.1 shall automatically become royalty-free, non-exclusive and perpetual in the country of Expiration, and Section 12.2 shall survive.

(b)    Upon Expiration or termination of this Agreement for any reason (other than pursuant to Section 16.19), the following Sections and Articles shall survive such expiration or termination, subject to any later termination dates provided for therein: Sections 6.1 and 6.2 (with respect to payments having accrued during the term of this Agreement); 6.4; 6.5; 8.4(c); and 10.3, and Articles 1, 9 (as relates to infringement occurring during the term of this Agreement), 11, 13, 14 and 16.

13.7    Rights Upon Certain Roche Terminations.

(a)    Upon termination by Roche pursuant to Section 13.2 or for Kosan’s uncured material breach of this Agreement pursuant to Section 13.3(a), the following Sections shall survive such termination in addition to the Sections and Articles set forth to survive in Section 13.6(b): Sections 2.1; and 4.3, 4.4, 4.5 and 4.6 (with continued milestone payments); Article 5 (with continued royalty and bonus royalty payments) and all other Sections and Articles governing the mechanics of milestone and royalty payments hereunder. The licenses granted by Kosan to Roche shall [*]if Roche terminates under Section 13.2 or 13.3(a).

(b)    If Roche terminates this Agreement for any reason, other than (i) termination for the Parties’ failure to obtain HSR Act clearance notwithstanding Roche’s compliance with Section 16.19, (ii) Kosan’s uncured material breach of this Agreement pursuant to Section 13.3(a) (but only if such breach is by Kosan causing the clinical trials of epothilone D that are ongoing as of the Effective Date to cease being conducted prior to their completion or the Commencement of a Phase II clinical trial of a Licensed Product and does not permit Roche to itself assume responsibility for the continued

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conduct of such ongoing trials, including by failing to provide Roche with KOS-862 required to conduct such ongoing trials) and Kosan shall not be in breach if Kosan stops such ongoing trials due to safety concerns or as instructed by a Regulatory Agency, or (iii) Kosan entering or filing for bankruptcy pursuant to Section 13.2, then Roche’s obligations pursuant to Sections 4.1 and 4.2 shall survive such termination. Consequently, if Roche terminates this Agreement prior to the time that it has made [*] to Kosan pursuant to such Sections, Roche shall nevertheless remain obligated to pay a total of such amount to Kosan pursuant to such Sections, including payments after the effective date of termination.

13.8    Rights Upon Kosan Termination and Other Roche Terminations.  If Kosan terminates this Agreement pursuant to [*] or Roche terminates this Agreement for Cause pursuant to Section 13.3(b) or for convenience pursuant to Section 13.3(c), then:

(a)    Reverted Territory; Reverted Products.  The Territory, in the case of a termination in whole, and the terminated country or countries (together with their territories and possessions) in the case of a partial termination, shall be deemed to be the “Reverted Territory” effective as of the effective date of such termination. In the case of a partial termination, the Reverted Territory shall thereafter be excluded from the Territory for all purposes under this Agreement, but this Agreement will remain in effect in the remaining Territory. All Licensed Products in the Reverted Territory shall, effective upon the effective date of such termination, be deemed “Reverted Products.”

(b)    No Further Representations.  The Roche Group shall discontinue making any representation regarding its status as a licensee of or distributor for Kosan in the Reverted Territory, for all Reverted Products. The Roche Group shall cease conducting any activities with respect to the marketing, promotion, sale or distribution of the Reverted Products in the Reverted Territory.

(c)    Technology License.  Roche hereby grants to Kosan, effective upon such termination, in the Reverted Territory, an irrevocable, royalty-free, perpetual and non-exclusive license under [*]and [*] for Kosan to Commercialize reverted Compounds and Reverted Products in the Reverted Territory, and to manufacture Reverted Products anywhere in the world for such Commercialization. Such license shall be [*] Roche shall assign (or cause to be assigned) to Kosan all Third-Party agreements with Roche or its Affiliates containing a license under patents or patent applications claiming or Know-How specific to or incorporated into the development or commercialization of Reverted Products to Kosan in the Reverted Territory, or grant (or cause to be granted) to Kosan a sublicense thereunder of a scope equivalent to that granted to Kosan above in this Section 13.8(c). Roche shall notify Kosan in writing no later than ninety (90) days prior to any such assignment or sublicense becoming effective (unless Kosan agrees in writing for it to earlier become effective), as well as of any associated financial obligations. If Kosan does not wish to assume any financial obligations associated with such an assignment or sublicense, then Kosan shall so

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notify Roche and Roche shall not make such assignment or grant such sublicense (or cause it to be made or granted).

(d)    Remaining Quantities.  Roche shall transfer to Kosan all quantities of reverted Compounds and Reverted Products in the possession of the Roche Group, in the case of a Territory-wide termination, or in their possession and labelled for sale in any country of the Reverted Territory, in the case of a partial termination.

(e)    No Further Sales.  Roche covenants that promptly upon such termination it and its Affiliates and former sublicensees hereunder shall cease to sell, and thereafter shall not sell, any Reverted Product for the Field in the Reverted Territory prior to ten (10) years after the effective date of termination.

(f)    Regulatory Filings.  Roche shall assign (or cause to be assigned) to Kosan any Regulatory Filings in the Reverted Territory of Roche and its Affiliates with respect to any Reverted Product (or Compound contained in a Reverted Product), and take such actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights thereunder to Kosan. Roche shall, in each sublicense that it grants hereunder, require the sublicensee to transfer any Regulatory Filings in the Reverted Territory with respect to any Reverted Product (or Compound contained in a Reverted Product) in the event of a termination of this Agreement or such sublicense, to Kosan if this Agreement remains in effect, and to Roche if only such sublicense terminates.

(g)    Data Disclosure.  To the extent not already provided, Roche shall provide Kosan with all preclinical and clinical data in the Roche Group’s possession with respect to any Reverted Product (or Compound contained in a Reverted Product), which Kosan shall be free to use in accordance with the license granted it under Subsection (c) above.

(h)    Ongoing Trials.  If there are ongoing trials of Reverted Products and the First Commercial Sale has not occurred, Roche shall pay Kosan the costs of completing the clinical trials using the patients enrolled at the time of notice.

(i)    Product Manufacture by Roche.  If any Reverted Product was manufactured by Roche at the time of such termination, Roche shall continue to provide for manufacturing of such Reverted Product for Kosan, [*]from the time of the effective date of termination until such time (not to exceed [*] as Kosan is able to secure an equivalent alternative commercial manufacturing source from which quantities of Reverted Product are Registered for commercial sale in each country of the Reverted Territory.

(j)    Third-Party Contracts.  If any Reverted Product was manufactured by Third Parties for Roche, or Roche had contracts with vendors which contracts are necessary or useful for Kosan to take over responsibility for the Reverted Products in the Reverted Territory, Roche shall, [*] assign all of the relevant Third-Party contracts to

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Kosan. Each contract that Roche enters into for the manufacture of any Licensed Product shall provide that such contract be assignable to Kosan.

(k)    Technical Assistance.  Promptly after the effective date of such termination, Roche shall provide, at Kosan’s cost, technical assistance to provide technology transfer necessary for Kosan to commence or continue to commercially manufacture Reverted Products, and a non-exclusive, royalty-free, perpetual license under any Know-How disclosed by Roche to Kosan in the course of such activities to manufacture Reverted Products.

(l)    Trademarks.  [*] a [*] to use and trademarks, tradenames or logos used by Roche and its Affiliates during the term of this Agreement solely with Licensed Product (“Roche Product Marks”) in connection with the development and commercialization of Reverted Products in the Reverted Territory (collectively “Permitted Uses”). Promptly after the applicable termination of this Agreement, Roche shall immediately discontinue all use of the Kosan Marks in the Reverted Territory, and execute any documents required to assign its interest in the Roche Product Marks, Kosan Marks, and any goodwill that Roche and its Affiliates have acquired or developed in any of the foregoing, to Kosan in the Reverted Territory. To the extent possible, Roche shall cause the other members of the Roche Group to do so also. For clarity, Kosan shall under no circumstance receive any rights under the Roche and Roche hexagon housemarks, except with respect to selling off existing inventory in Reverted Territory.

(m)    Cross-Border Sales After Partial Termination.  To the extent permitted by law, Roche shall take reasonable measures to prevent any sales of Licensed Product originally sold by it in the Territory into the Reverted Territory. Such measures shall include without limitation, to the extent permitted by law: (i) refraining from selling quantities of Licensed Products to any entity Roche or Kosan has reason to believe may cause such quantities to be resold in the Reverted Territory, and (ii) contractually requiring each of its sublicensees and distributors of Licensed Products to refrain from selling quantities of Licensed Products to any entity that the sublicensee or distributor has reason to believe may cause such quantities to be resold in the Reverted Territory. If Kosan believes that Licensed Product originally sold by Roche in the Territory is being sold in the Reverted Territory, senior executives of the Parties shall meet to discuss the situation. If such resale is occurring, then the Parties shall mutually agree an equitable mechanism to compensate Kosan for lost sales of Reverted Products in the Reverted Territory. In addition, this Section 18.8(d) shall apply mutatis mutandis to govern what Kosan must do to guard against sales of Reverted Product originally sold by it in the Reverted Territory into the Territory.

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ARTICLE 14

INDEMNIFICATION

14.1    Indemnification by Roche.  Subject to Section 14.3 hereof, Roche hereby agrees to defend, indemnify and hold harmless Kosan and its Affiliates and licensors, and their directors, officers, employees and agents (“Kosan Indemnitees”) from and against any liabilities, losses, fines, penalties, damages, expenses (including reasonable attorney’s fees and expenses and expenses incurred in connection with the enforcement of this provision), actions, claims brought or threatened after the Effective Date of this Agreement and which arise out of claims against Kosan brought by Third Parties after the Effective Date of this Agreement, including but not limited to, any actions in contract (including breach of warranty) tort (including negligence, strict liability or commercial torts) which arise, result from, or relate to:

(i)     any breach of any of the representations or warranties of Roche contained in Section 10.2 hereof,

(ii)    the negligence, recklessness or willful misconduct of the Roche Group; and

(iii)  any development or Commercialization including without limitation, any manufacture, storage, use or possession of Compound or Licensed Product by Roche, its Affiliates, sublicensees and distributors.

Items (i) through (iii) are hereinafter collectively referred to as a “Kosan Loss.” Roche shall have no obligation to indemnify Kosan, to the extent that any Kosan Loss arises out of the negligence or willful misconduct of any Kosan Indemnitee or Kosan’s breach of this Agreement.

14.2    Indemnification by Kosan.  Subject to Section 14.3 hereof, Kosan hereby agrees to indemnify and hold harmless Roche and its Affiliates and, sublicensees, and their directors, officers, employees and agents (“Roche Indemnitees”) from and against any liabilities, losses, fines, penalties, damages, expenses (including reasonable attorney’s fees and expenses and expenses incurred in connection with the enforcement of this provision), actions, or claims brought or threatened after the Effective Date of this Agreement and which arise out of claims against Roche brought by Third Parties after the Effective Date of this Agreement, including but not limited to, any actions in contract (including breach of warranty), tort (including negligence, strict liability or commercial torts) which arise, result from, or relate to:

(i)     any breach of any of the representations or warranties of Kosan contained in Section 10.1 hereof,

(ii)    the negligence, recklessness or willful misconduct of Kosan, its Affiliates or agents; and

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(iii)  any development or Commercialization by Kosan, its Affiliates or agents including without limitation, any manufacture, storage, use or possession of Compound, Licensed Product or Reverted Product by Kosan, its Affiliates or agents outside the Field or inside the Field with respect to Reverted Territories and Reverted Products.

Items (i) through (iii) are hereinafter collectively referred to as a “Roche Loss.” Kosan shall have no obligation to indemnify Roche, to the extent that any Roche Loss arises out of the negligence or willful misconduct of any Roche Indemnitee or Roche’s breach of this Agreement.

14.3    Indemnification Procedures With Respect to Third Party Claims.

            (a)    To be eligible to seek indemnification under this Article 14 in respect to a liability, loss, fine, penalty, damage, expense, action, or claim brought against such Indemnitee by a Third Party (such claim hereinafter referred to as a “Third Party Claim”), a Roche Indemnitee or Kosan Indemnitee (each, an “Indemnitee”) shall promptly give written notice thereof to the Party from whom indemnification is sought (such Party hereinafter referred to as the “Indemnitor”) within a reasonable period of time after the assertion of such Third Party Claim by such Third Party; provided, however, that the failure to provide written notice of such Third Party Claim within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the Indemnitor is prejudiced by such failure. The Indemnitor shall have the right to assume the complete control of the defense, compromise or settlement of any Third Party Claim (provided that no settlement of any Third Party Claim shall include any admission of wrongdoing on the part of an Indemnitee, without the prior written consent of such Indemnitee, which consent shall not be unreasonably withheld), including, at its own expense, employment of legal counsel. At any time thereafter the Indemnitor shall be entitled to exercise, on behalf of the Indemnitee, any rights which may mitigate the extent or amount of such Third Party Claim; provided, however, that if the Indemnitor shall have exercised its right to assume control of such Third Party Claim, the Indemnitee (i) may, in its sole discretion and at its own expense (which expense shall not be subject to indemnification hereunder), employ legal counsel to represent it (in addition to the legal counsel employed by the Indemnitor) in any such matter, and in such event legal counsel selected by the Indemnitee shall be required to confer and cooperate with such counsel of the Indemnitor in such defense, compromise or settlement for the purpose of informing and sharing information with the Indemnitor; (ii) shall, at its own expense, make available to Indemnitor those employees, officers and directors or Indemnitee whose assistance, testimony or presence is necessary or appropriate to assist the Indemnitor in evaluating and in defending any such Third Party Claim (provided, however, that any such access shall be conducted in such a manner as not to interfere unreasonably with the operations of the businesses of Indemnitee); and (iii) shall otherwise fully cooperate with the Indemnitor and its legal counsel in the investigation and defense of such Third Party Claim.

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            (b)    If the Parties acting in good faith cannot agree as to the applicability of Section 14.1 and/or 14.2 to a particular Third Party Claim, then each Party (and its respective Indemnitees) reserves the right to conduct its own defense of such Third Party Claim and seek indemnification from the applicable Party upon its resolution.

ARTICLE 15

REGISTRATION OF LICENSE

15.1    Roche may, at its expense, register the exclusive license granted under this Agreement in any country of, or community or association of countries in, the Territory where Commercializing a Licensed Product in such country would be covered by a Valid Claim. Kosan shall reasonably cooperate in such registration at Roche’s expense. Upon request by Roche, Kosan agrees promptly to execute any “short form” licenses developed in a form reasonably acceptable to both Roche and Kosan and reasonably submitted to it by Roche from time to time in order to effect the foregoing registration in such country. No such “short form” license shall be deemed to amend or be used to interpret this Agreement. If there is any conflict between such a license or other recordation document and this Agreement, this Agreement shall control.

ARTICLE 16

GENERAL PROVISIONS

16.1    Force Majeure.  Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement, other than an obligation to make payments hereunder, when such failure or delay is caused by or results from fire; flood; earthquake; tornado; embargo; government regulation; prohibition or intervention; war; act of war (whether war be declared or not); insurrection; act of terrorism; riot; civil commotion; strike; lockout; act of God or any other cause beyond the reasonable control of the affected Party to anticipate, prevent, avoid or mitigate (a “Force Majeure Event”) so long as the affected Party uses commercially reasonable efforts to overcome the effects of the Force Majeure Event; provided, however, that any failure or delay in fulfilling a term of this Agreement shall not be considered a result of a Force Majeure Event if it arises from a failure of Roche or Kosan to comply with applicable laws and regulations.

16.2    Further Assurances.  Each Party hereto agrees to perform such acts, execute such further instruments, documents or certificates, and provide such cooperation in proceedings and actions as may be reasonably requested by the other Party in order to carry out the intent and purpose of this Agreement, including without limitation the registration or recordation of the rights granted hereunder.

16.3    Severability.  Both Parties hereby expressly acknowledge and agree that it is the intention of neither Party to violate any public policy, statutory or common law,

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rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries and specifically agree that if any word, sentence, paragraph, clause or combination thereof in this Agreement is found by a court or executive body with judicial powers having jurisdiction over this Agreement or any of the Parties hereto in a final unappealed order, to be in violation of any such provisions in any country or community or association of countries, then in such event such words, sentences, paragraphs, clauses or combination shall be inoperative in such country or community or association of countries (or reformed, for example but without limitation, to apply for a shorter period of time, such that their effect is in compliance with law) and the remainder of this Agreement shall remain binding upon the Parties hereto.

16.4    Notices.  Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if delivered in person, or if mailed by registered or certified mail (return receipt requested) postage prepaid, or by a nationally recognized overnight courier, or by facsimile (and promptly confirmed by registered, certified mail, overnight courier or fax receipt), to the addresses given below or such other addresses as may be designated in writing by the Parties from time to time during the term of this Agreement. Any notice sent by overnight courier or facsimile shall be deemed received on the first business day after posted with the courier or transmittal. Any notice sent by registered, certified mail shall be deemed received on the fourth (4th) business day following the date of posting.

In the case of Kosan:	Kosan Biosciences, Incorporated
3832 Bay Center Place
Hayward, CA 94545
Attention: President

Telephone No.: 510-732-8400
Facsimile No.: 510-732-8401

With a required copy to:	Cooley Godward LLP
5 Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
Attention: Robert L. Jones, Esq.

Telephone No.: 650-843-5000
Facsimile No.: 650-849-7400

In the case of Roche:	Hoffmann-La Roche Inc.
340 Kingsland Street
Nutley, NJ 07110
Attention: Corporate Secretary

[*] = CERTAIN CONFIDENTIAL INFROMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES ACT OF 1934, AS AMENDED.

45.

With a required copy to:	F. Hoffmann-La Roche Ltd
Grenzacherstrasse 124
CH-4070 Basel
Switzerland
Attention: Corporate Law

16.5    Assignment.  This Agreement may not be assigned or otherwise transferred by either Party without the written consent of the other Party; provided, however, that either Party may, without such consent, assign this Agreement (i) to a successor corporation in connection with the transfer or sale of all or substantially all of its business to which this Agreement pertains or in the event of the merger or consolidation with another corporation; and (ii) to an Affiliate. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

16.6    Performance by Affiliates.  Each of Kosan and Roche acknowledge that their obligations and rights under this Agreement may be performed and exercised by Affiliates of Kosan and Roche, respectively. Obligations of the Party for which one of its Affiliates is performing hereunder shall be deemed to extend to such performing Affiliate. Each of Kosan and Roche guarantee performance of this Agreement by its Affiliates. Wherever in this Agreement the Parties delegate responsibility to Affiliates or local operating entities, the Parties agree that such entities shall not make decisions inconsistent with this Agreement, amend the terms of this Agreement or act contrary to its terms in any way. Further, if a Party’s Affiliate breaches any aspect of this Agreement performance of which has been delegated to such Affiliate or acts in any way inconsistently with the foregoing sentence, then the other Party shall be entitled to proceed against the Party whose Affiliate so breached, and shall not first be required to proceed against the Affiliate that so breached.

16.7    Publicity.  Except for the details in the release attached as Appendix D, and as required by law, stock exchange or regulatory authority, except to the extent otherwise required by law, neither Party, nor any of its Affiliates, shall originate any publicity, news release or other public announcement, written or oral, relating to the confidential terms or conditions contained in this Agreement without the prior written approval of the other Party and agreement upon the nature and text of such announcement or disclosure, which approval shall not be unreasonably withheld. The Party desiring to make any such public announcement or other disclosure shall inform the other Party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, and shall provide the other Party with a written copy thereof, in order to allow such other Party to comment upon such announcement or disclosure. Roche agrees that the timely announcement of the progression of a Licensed Product through clinical development is required for Kosan to communicate effectively with its shareholders and prospective investors and to cooperate with Kosan in jointly preparing and issuing such announcements in a timely manner including but not limited to the announcement of the initiation of Phase II and Phase III trials, the filing with the FDA of

[*] = CERTAIN CONFIDENTIAL INFROMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES ACT OF 1934, AS AMENDED.

46.

an NDA, FDA approval of an NDA, and First Commercial Sale of a Licensed Product, within five (5) business days of each such occurrence. When a Party elects to make any such statement under this Section 16.7, it will give the other Party at least five (5) days’ notice, unless disclosure is required by law in a shorter period of time, to permit the other Party to review and comment on such statement. The Parties acknowledge the importance of supporting each other’s efforts to publicly disclose results and significant developments regarding Licensed Products. The principles to be observed by the Parties in such public disclosures will be: accuracy, the requirements of confidentiality for information that would materially benefit a competitor, and the standards and customs in the biotechnology and pharmaceutical industries for such disclosures by companies comparable to Kosan and Roche.

16.8    Amendment.  The Parties hereto may amend, modify or alter any of the provisions of this Agreement, but only by a written instrument that explicitly refers to this Agreement and is duly executed by both Parties hereto.

16.9    Entire Agreement.  This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made with respect to such subject matter are expressly superceded by this Agreement.

16.10  Waiver.  The failure of a Party to enforce at any time for any period any of the provisions hereof shall not be construed as a waiver of such provisions or of the rights of such Party thereafter to enforce each such provisions.

16.11  No Implied Licenses.  Except as expressly and specifically provided under this Agreement, the Parties agree that neither Party is granted any implied rights to or under any of the other Party’s current or future patents, trade secrets, copyrights, moral rights, trade or service marks, trade dress, or any other intellectual property rights.

16.12  Independent Contractors.  The Parties agree that the relationship of Kosan and Roche established by this Agreement is that of independent licensee and licensor. Furthermore, the Parties agree that this Agreement does not, is not intended to, and shall not be construed to, establish a partnership or joint venture, and nor shall this Agreement create or establish an employment, agency or any other relationship. Except as may be specifically provided herein, neither Party shall have any right, power or authority, nor shall they represent themselves as having any authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other Party, or otherwise act as an agent for the other Party for any purpose.

16.13  No Third Party Beneficiaries.  All rights, benefits and remedies under this Agreement are solely intended for the benefit of Kosan and Roche, and no Third Party shall have any rights whatsoever to (i) enforce any obligation contained in this Agreement; (ii) seek a benefit or remedy for any breach of this Agreement; or (iii) take any other action relating to this Agreement under any legal theory, including but not limited to, actions in contract, tort (including but not limited to negligence, gross

[*] = CERTAIN CONFIDENTIAL INFROMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES ACT OF 1934, AS AMENDED.

47.

negligence and strict liability), or as a defense, setoff or counterclaim to any action or claim brought or made by the Parties.

16.14    Limitation of Liability.  IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS OR INTERRUPTION OF BUSINESS, OR FOR ANY OTHER INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES. IN NO CASE SHALL EITHER PARTY BE LIABLE FOR ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY TO ANY THIRD PARTY. Notwithstanding the foregoing, each Party shall be liable to the other for special, indirect or consequential damages arising out a breach of the non-disclosure and non-use obligations under Article 11. Nothing in this Section 16.14 is intended to limit either Party’s obligations under Article 14 in relation to amounts paid to a Third Party.

16.15    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, exclusive of its choice-of-law rules, except that questions affecting the construction and effect of any patent shall be determined by the laws of the country in which such patent has been granted.

16.16    Headings.  The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

16.17    Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

16.18    Dispute Resolution.  The Parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either Party’s rights and/or obligations hereunder. The Parties shall seek to amicably resolve disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To reach amicable resolution, the Parties agree to refer such disputes to the senior management of each Party for them to seek joint resolution before resorting to litigation.

16.19    Hart Scott Rodino Filing and Fees.

              (a)    Roche and Kosan shall each pay their own share of the filing fees required in connection with mandatory filings under the Hart Scott Rodino Antitrust Improvements Act (“HSR Act”), as amended, and in connection with filings under similar laws in the Territory. If the Closing Date has not occurred within six (6) months after the Effective Date because the appropriate anti-trust authority does not approve the transaction under the HSR Act or if all applicable waiting periods, requests for information (and any extensions thereof) under HSR Act have not expired or otherwise

[*] = CERTAIN CONFIDENTIAL INFROMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES ACT OF 1934, AS AMENDED.

48.

been terminated within six (6) months after the Effective Date, either Party may terminate this Agreement, upon ten (10) days’ prior written notice to the other Party, in which case this Agreement shall forthwith become void and there shall be no liability or obligations on the part of Kosan or Roche or their respective Affiliates, officers, directors or shareholders except with respect to Article 11.

              (b)    Each Party shall use its diligent efforts to obtain HSR Act clearance for this Agreement. Such diligent efforts shall include but not be limited to: filing for HSR Act clearance within ten (10) business days after the Effective Date, and responding promptly and accurately to any government requests or inquiries relating to the Parties’ HSR Act filing or HSR Act clearance for this Agreement. Neither Party shall take any action inconsistent with this Agreement (or its effect if clearance is obtained) while the Parties are seeking HSR Act clearance for this Agreement.

[*] = CERTAIN CONFIDENTIAL INFROMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES ACT OF 1934, AS AMENDED.

49.

In Witness Hereof, the Parties have executed this Agreement effective as of the Closing Date.

Hoffmann-La Roche Inc.

By:	/s/ Dennis E. Burns
Name: Dennis E. Burns Title: VP, Global Head of Business Development

F.Hoffmann-La Roche Ltd		F.Hoffmann-La Roche Ltd

By:	/s/ B. Boizon	By:	/s/ Rudolf Schaffner
	Name: Bradley J. Boizon Title: Exec. VP Business Development,		Name: Rudolf Schaffner Title: VP, Global Head of Licensing

Kosan Biosciences, Inc.

By:	/s/ Michael S. Ostrach
Name: Michael S. Ostrach Title: President

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Appendix A

List of Kosan Patent Rights
As of 13 May 02
Patent Rights Owned by Kosan

[*]

Patent Rights Licensed to Kosan by Stanford University
Effective Date of License – 11 March 96

[*]

Patent Rights Licensed to Kosan by Memorial Sloan-Kettering
Effective Date of License – 25 Aug 00

[*]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*] = CERTAIN CONFIDENTIAL INFROMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES ACT OF 1934, AS AMENDED.

Appendix B

Development Plan

Appendix B
Development Plan

[*]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Appendix C

Back-Up Plan

[*]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Appendix D

Press release

For US Release

[LOGO]	[LOGO]

Media Release DRAFT:9/18/02

Basel, September x, 2002

Roche and Kosan to jointly develop and commercialise Kosan’s epothilone D as an anti-cancer agent

Promising new drug candidate further strengthens Roche’s oncology franchise and Kosan’s competitive position in the epothilone area

Roche and Kosan Biosciences, Inc. (NASDAQ: KOSN) announced today that they have signed a collaboration agreement to globally co-develop and co-commercialise Kosan’s new generation anti-cancer drug candidate, KOS-862 (Epothilone D), currently in Phase I clinical studies for solid tumours. Epothilones are polyketide natural products that inhibit cancer cells by a mechanism similar to paclitaxel, and also are effective against paclitaxel-resistant tumours. The alliance will combine Roche’s strength in oncology development and marketing and Kosan’s proprietary technology for the design and production of polyketides.

Financial Terms
Under the terms of the agreement Roche will have the worldwide exclusive right to market and sell KOS- 862 and Kosan will co-develop and have the right to co-promote the product in the U.S Roche will pay all future research and development costs. Kosan will receive payments of up to 220 million US dollars, consisting of over 30 million in initial committed payments, which includes reimbursement of R & D expenditures and funding of a back up program, and additional contingent payments upon achievement of clinical, regulatory and commercial milestones, and for development activities. Kosan will receive a royalty stream on sales subject to potential offsets and credits. In addition, Kosan has the opportunity to further increase its equity by a buy-in at a later stage of clinical development and by co-promotion of products resulting from the collaboration.

About the Agreement
Roche and Kosan will jointly conduct clinical development of KOS-862, and Roche will assume all related development costs. The principal focus of the collaboration will be the clinical development and marketing of KOS-862. Roche will also fund Kosan’s program for the

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

identification of follow-up compounds and production improvements. Any such product candidates would also be co-developed and co-commercialised by Roche and Kosan for the treatment of cancer. Under the terms of the agreement, Kosan retains rights to epothilones for use in all other therapeutic areas.

“This partnership with Roche should ensure that KOS–862 will be competitively developed, and, if approved, marketed for the treatment of cancer, by a group with the expertise and scale to promote a product with such significant potential,” stated Daniel V. Santi, M.D., Ph.D., Chairman and Chief Executive Officer of Kosan. “Roche has demonstrated its commitment and success in developing and marketing novel anticancer drugs. We expect that this partnership will generate substantial strategic and economic benefits to Kosan and will enable the rapid and comprehensive development of KOS-862,” he added.

“We believe that epothilones represent a promising class of novel anti-cancer agents that can bring significant additional benefit to patients. KOS-862 has the potential to strengthen Roche’s already broad oncology portfolio world-wide, thereby consolidating our leading position in this important therapeutic area” stated William M. Burns, Head of the Pharmaceutical Division at Roche.

About the drug
Epothilones are polyketide natural products that inhibit cancer cells by a mechanism similar to paclitaxel, and also are effective against paclitaxel-resistant tumours. In 2001, Kosan initiated Phase I clinical testing of Epothilone D in patients with advanced solid tumours.

Roche in Oncology
Roche is a world leader in oncology. Its franchise includes three drugs with survival benefit: MabThera (non-Hodgkin’s lymphoma), Xeloda (colorectal cancer, breast cancer), and Herceptin (breast cancer), It also includes NeoRecormon (anaemia in various cancer settings), Roferon-A (leukaemia, Kaposi’s sarcoma, malignant melanoma, renal cell carcinoma), Neupogen (neutropenia) and Kytril (chemotherapy and radiotherapy-induced nausea). Roche Oncology has four research sites (two in the US, Germany and Japan) and four HQ Development sites (two in the US, UK and Switzerland).

About Roche
Headquartered in Basel, Switzerland, Roche is one of the world’s leading research-oriented healthcare groups in the fields of pharmaceuticals, diagnostics and vitamins. Roche’s innovative products and services address needs for the prevention, diagnosis and treatment of diseases, thus enhancing well-being and quality of life.

About Kosan
Kosan Biosciences Incorporated is a biotechnology company that has proprietary gene-engineering technologies for the manipulation and production of polyketides, a rich source of pharmaceuticals. Kosan uses its platform technologies to develop product candidates that target large pharmaceutical markets.

Web Cast

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.

Kosan will host a conference call with financial analysts to discuss today’s announcement. The conference call will be held at XXX a.m. (EST) on XXXX, September XX, 2002, and will be web cast live on the company’s web site. To access the live broadcast or the subsequent recording, log on to www.kosan.com. Please connect to Kosan’s web site several minutes prior to the start of the conference call to ensure adequate time for any software download that may be necessary.

This press release contains “forward-looking” statements, including statements related to the development and potential efficacy of KOS-862 (Epothilone D) in the treatment of cancer and statements related to payments that may be paid to Kosan. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of Kosan to differ materially from those indicated by these forward-looking statements, including, among others, risks detailed from time to time in the Company’s SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2001, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 and other periodic filings with the SEC. Kosan does not undertake any obligation to update forward-looking statements.

The transaction is subject to review by the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

All trademarks used or mentioned in this release are legally protected.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.

For Non-US Release

[LOGO]	[LOGO]

Media Release DRAFT:9/17/02

Basel, September x, 2002

Roche and Kosan to jointly develop and commercialise Kosan’s epothilone D as an anti-cancer agent

Promising new drug candidate further strengthens Roche’s oncology franchise and Kosan’s competitive position in the epothilone area

Roche and Kosan Biosciences, Inc. (NASDAQ: KOSN) announced today that they have signed a collaboration agreement to globally co-develop and co-commercialise Kosan’s new generation anti-cancer drug candidate, KOS-862 (Epothilone D), currently in Phase I clinical studies for solid tumours. Epothilones are polyketide natural products that inhibit cancer cells by a mechanism similar to paclitaxel, and also are effective against paclitaxel-resistant tumours. The alliance will combine Roche’s strength in oncology development and marketing and Kosan’s proprietary technology for the design and production of polyketides.

Financial Terms
Under the terms of the agreement Roche will have the worldwide exclusive right to market and sell KOS- 862 and Kosan will co-develop and have the right to co-promote the product in the U.S Roche will pay all future research and development costs. Kosan will receive payments of up to 220 million US dollars, consisting of over 30 million in initial committed payments, which includes reimbursement of R & D expenditures and funding of a back up program, and additional contingent payments upon achievement of clinical, regulatory and commercial milestones, and for development activities. Kosan will receive a royalty stream on sales subject to potential offsets and credits. In addition, Kosan has the opportunity to further increase its equity by a buy-in at a later stage of clinical development and by co-promotion of products resulting from the collaboration.

About the Agreement
Roche and Kosan will jointly conduct clinical development of KOS-862, and Roche will assume all related development costs. The principal focus of the collaboration will be the clinical development and marketing of KOS-862. Roche will also fund Kosan’s program for the identification of follow-up compounds and production improvements. Any such product candidates would also be co-developed and co-commercialised by Roche and Kosan for the

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.

treatment of cancer. Under the terms of the agreement, Kosan retains rights to epothilones for use in all other therapeutic areas.
“This partnership with Roche should ensure that KOS–862 will be competitively developed, and, if approved, marketed for the treatment of cancer, by a group with the expertise and scale to promote a product with such significant potential,” stated Daniel V. Santi, M.D., Ph.D., Chairman and Chief Executive Officer of Kosan. “Roche has demonstrated its commitment and success in developing and marketing novel anticancer drugs. We expect that this partnership will generate substantial strategic and economic benefits to Kosan and will enable the rapid and comprehensive development of KOS-862,” he added.

“We believe that epothilones represent a promising class of novel anti-cancer agents that can bring significant additional benefit to patients. KOS-862 has the potential to strengthen Roche’s already broad oncology portfolio world-wide, thereby consolidating our leading position in this important therapeutic area” stated William M. Burns, Head of the Pharmaceutical Division at Roche.

About the drug
Epothilones are polyketide natural products that inhibit cancer cells by a mechanism similar to paclitaxel, and also are effective against paclitaxel-resistant tumours. In 2001, Kosan initiated Phase I clinical testing of Epothilone D in patients with advanced solid tumours.

Roche in Oncology
Roche is a world leader in oncology. Its franchise includes three drugs with survival benefit: MabThera (non-Hodgkin’s lymphoma), Xeloda (colorectal cancer, breast cancer), and Herceptin (breast cancer), It also includes NeoRecormon (anaemia in various cancer settings), Roferon-A (leukaemia, Kaposi’s sarcoma, malignant melanoma, renal cell carcinoma), Neupogen (neutropenia) and Kytril (chemotherapy and radiotherapy-induced nausea). Roche Oncology has four research sites (two in the US, Germany and Japan) and four HQ Development sites (two in the US, UK and Switzerland).

About Roche
Headquartered in Basel, Switzerland, Roche is one of the world’s leading research-oriented healthcare groups in the fields of pharmaceuticals, diagnostics and vitamins. Roche’s innovative products and services address needs for the prevention, diagnosis and treatment of diseases, thus enhancing well-being and quality of life.

About Kosan
Kosan Biosciences Incorporated is a biotechnology company that has proprietary gene-engineering technologies for the manipulation and production of polyketides, a rich source of pharmaceuticals. Kosan uses its platform technologies to develop product candidates that target large pharmaceutical markets.

The transaction is subject to review by the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.

All trademarks used or mentioned in this release are legally protected.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.

Appendix E

Example Calculation

[*]

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.